                                                                  EXHIBIT 10(cc)

                                                                  CONFORMED COPY

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                                 $1,500,000,000

                           FIVE-YEAR CREDIT AGREEMENT

                                      among

                                  VIACOM INC.,

                           VIACOM INTERNATIONAL INC.,

                    THE SUBSIDIARY BORROWERS PARTIES HERETO,

                            THE LENDERS NAMED HEREIN,

                            THE CHASE MANHATTAN BANK,
                            as Administrative Agent,

                           SALOMON SMITH BARNEY INC.,
                              as Syndication Agent

                                       and

                 BANK OF AMERICA, N.A. and FLEET NATIONAL BANK,
                           as Co-Documentation Agents

                            Dated as of March 7, 2001

--------------------------------------------------------------------------------

                 JP MORGAN, A DIVISION OF CHASE SECURITIES INC.

                                       and

                           SALOMON SMITH BARNEY INC.,
                             as Joint Lead Arrangers

                 JP MORGAN, A DIVISION OF CHASE SECURITIES INC.,
                               as Sole Bookrunner

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

 ARTICLE I DEFINITIONS.......................................................1

       SECTION 1.1.   Defined Terms..........................................1

       SECTION 1.2.   Terms Generally.......................................21

 ARTICLE II THE CREDITS.....................................................23

       SECTION 2.1.   Commitments...........................................23

       SECTION 2.2.   Revolving Credit Loans; Competitive Loans.............23

       SECTION 2.3.   Competitive Bid Procedure.............................24

       SECTION 2.4.   Revolving Credit Loan Borrowing Procedure.............27

       SECTION 2.5.   Repayment of Loans....................................27

       SECTION 2.6.   Swingline Loans.......................................28

       SECTION 2.7.   Letters of Credit.....................................31

       SECTION 2.8.   Conversion and Continuation Options...................35

       SECTION 2.9.   Fees..................................................36

       SECTION 2.10.   Interest on Loans; Eurocurrency Tranches; Etc........37

       SECTION 2.11.   Default Interest.....................................38

       SECTION 2.12.   Alternate Rate of Interest...........................38

       SECTION 2.13.   Termination, Reduction and Increase of Commitments...39

       SECTION 2.14.   Optional Prepayments of Revolving Credit Loans.......42

       SECTION 2.15.   Reserve Requirements; Change in Circumstances........42

       SECTION 2.16.   Indemnity............................................44

       SECTION 2.17.   Pro Rata Treatment; Funding Matters; Evidence
                       of Debt..............................................45

       SECTION 2.18.   Sharing of Setoffs...................................47

       SECTION 2.19.   Payments.............................................48

       SECTION 2.20.   Taxes................................................48

       SECTION 2.21.   Termination or Assignment of Commitments Under
                       Certain Circumstances................................50

       SECTION 2.22.   Currency Equivalents.................................51

       SECTION 2.23.   Judgment Currency....................................52

 ARTICLE III REPRESENTATIONS AND WARRANTIES.................................53

       SECTION 3.1.   Corporate Existence...................................53

       SECTION 3.2.   Financial Condition...................................53

       SECTION 3.3.   Litigation............................................54

       SECTION 3.4.   No Breach, etc........................................54

       SECTION 3.5.   Corporate Action......................................55

       SECTION 3.6.   Approvals.............................................55

       SECTION 3.7.   ERISA.................................................55

       SECTION 3.8.   Taxes.................................................55

       SECTION 3.9.   Investment Company Act................................55

       SECTION 3.10.   Environmental........................................56

       SECTION 3.11.   Material Subsidiaries................................56

 ARTICLE IV CONDITIONS OF EFFECTIVENESS AND LENDING.........................56

       SECTION 4.1.   Effectiveness.........................................56

       SECTION 4.2.   Initial Loans to Subsidiary Borrowers.................56

       SECTION 4.3.   All Credit Events.....................................57

 ARTICLE V COVENANTS........................................................58

       SECTION 5.1.   Financial Statements..................................58

       SECTION 5.2.   Corporate Existence, Etc..............................60

       SECTION 5.3.   Insurance.............................................61

       SECTION 5.4.   Prohibition of Fundamental Changes....................61

       SECTION 5.5.   Limitation on Liens...................................62

       SECTION 5.6.   Limitation on Subsidiary Indebtedness.................63

       SECTION 5.7.   Consolidated Coverage Ratio...........................64

       SECTION 5.8.   Use of Proceeds.......................................64

       SECTION 5.9.   Transactions with Affiliates..........................64

 ARTICLE VI EVENTS OF DEFAULT...............................................64

 ARTICLE VII THE AGENTS.....................................................67

 ARTICLE VIII GUARANTEES....................................................70

       SECTION 8.1.   Viacom Guarantee......................................70

       SECTION 8.2.   Viacom International Guarantee........................73

 ARTICLE IX MISCELLANEOUS...................................................76

       SECTION 9.1.   Notices...............................................76

       SECTION 9.2.   Survival of Agreement.................................77

       SECTION 9.3.   Binding Effect........................................77

       SECTION 9.4.   Successors and Assigns................................77

       SECTION 9.5.   Expenses; Indemnity...................................81

       SECTION 9.6.   Right of Setoff.......................................82

       SECTION 9.7.   APPLICABLE LAW........................................82

       SECTION 9.8.   Waivers; Amendment....................................83

       SECTION 9.9.   Entire Agreement......................................84

       SECTION 9.10.   Waiver of Jury Trial.................................84

       SECTION 9.11.   Severability.........................................84

       SECTION 9.12.   Counterparts.........................................84

       SECTION 9.13.   Headings.............................................84

       SECTION 9.14.   Jurisdiction; Consent to Service of Process..........84

       SECTION 9.15.   Confidentiality......................................85

       SECTION 9.16.   Waiver of Notice of Termination Period...............86

ANNEXES
Annex I     Pricing Grid
Annex II    Certain Canadian Facility Provisions

EXHIBITS

Exhibit A   Administrative Questionnaire
Exhibit B-1 Form of Competitive Bid Request
Exhibit B-2 Form of Notice of Competitive Bid Request
Exhibit B-3 Form of Competitive Bid
Exhibit B-4 Form of Borrowing Request
Exhibit B-5 Form of Swingline Borrowing Request
Exhibit B-6 Form of Notice of Designated Letter of Credit
Exhibit B-7 Form of Subsidiary Borrower Designation
Exhibit B-8 Form of Subsidiary Borrower Request
Exhibit C   Form of Assignment and Acceptance
Exhibit D   Form of Confidentiality Agreement
Exhibit E   Form of Closing Certificate
Exhibit F   Form of Issuing Lender Agreement
Exhibit G   Form of New Lender Supplement
Exhibit H   Form of Commitment Increase Letter

SCHEDULES
Schedule 1.1      Commitments; Addresses for Notices
Schedule 1.1(a)   Guarantees
Schedule 5.6      Subsidiary Indebtedness

            FIVE-YEAR CREDIT AGREEMENT entered into as of March 7, 2001, among VIACOM INC., a Delaware corporation ("Viacom"), each Subsidiary Borrower (as herein defined); VIACOM INTERNATIONAL INC., a Delaware corporation ("Viacom International"); the lenders whose names appear on Schedule 1.1 hereto or who subsequently become parties hereto as provided herein (the "Lenders"); THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as administrative agent for the Lenders; SALOMON SMITH BARNEY INC., a New York corporation, as syndication agent for the Lenders (in such capacity, the "Syndication Agent"); and FLEET NATIONAL BANK, a national banking corporation, and BANK OF AMERICA, N.A., a national banking corporation, as co-documentation agents for the Lenders (in such capacity, the "Co-Documentation Agents").

                              W I T N E S S E T H :

            WHEREAS, Viacom has requested that the Lenders provide extensions of credit to it and to certain Subsidiary Borrowers to be used for general corporate purposes (including, without limitation, acquisitions and commercial paper backup), which extensions of credit shall enable the Borrowers (as herein defined) to borrow loans in an aggregate amount not to exceed $1.50 billion (except as increased or reduced pursuant to Section 2.13) on a revolving credit basis on and after the Closing Date (as herein defined) and prior to the Revolving Credit Maturity Date (as herein defined); and

            WHEREAS, Viacom has requested that the Lenders provide a multi-currency borrowing option in an aggregate principal amount not to exceed $1.00 billion (except as increased or reduced pursuant to Section 2.13), which
(A) the Lenders (excluding the US-Canadian Lenders (as defined herein)) will make available to the Borrowers (excluding the Canadian Borrowers (as defined herein)) with sublimits as follows: (i) Euros (as defined herein), $500 million,
(ii) Sterling (as defined herein), $500 million and (iii) Yen (as defined herein), $300 million, and (B) the US-Canadian Lenders will make available up to the Canadian Dollar equivalent of $300 million as a separate tranche to the Canadian Borrowers in Canadian Dollars and to any Borrower (excepting the Canadian Borrowers) in Dollars.

            WHEREAS, the Lenders are willing to extend credit to the Borrowers on the terms and subject to the conditions herein set forth;

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            SECTION 1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
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                                                                               2


            "ABR Loan" shall mean (a) any Revolving Credit Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II and (b) any ABR Swingline Loan.

            "ABR Revolving Loan" shall mean any Revolving Credit Loan, which is an ABR Loan.

            "ABR Swingline Exposures" shall mean at any time the aggregate principal amount at such time of the outstanding ABR Swingline Loans. The ABR Swingline Exposure of any Lender at any time shall mean its Revolving Credit Percentage of the aggregate ABR Swingline Exposures at such time.

            "ABR Swingline Loan" shall have the meaning assigned to such term in
Section 2.6(a).

            "ABR US$-Canadian Loans" shall mean any US$-Canadian Loan bearing interest at the Alternate Base Rate.

            "Absolute Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal rounded to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

            "Administrative Agent" shall mean Chase, together with its affiliates, as an arranger of the Commitments and as the administrative agent for the Lenders and the US-Canadian Lenders (with respect to US$-Canadian Loans) under this Agreement, and any successor thereto pursuant to Article VII.

            "Administrative Agent Fee Letter" shall mean the Fee Letter with respect to this Agreement between Viacom and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

            "Administrative Agent's Fees" shall have the meaning assigned to such term in Section 2.9(c).

            "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A hereto.

            "Affiliate" shall mean, as to Viacom, any Person, which directly or indirectly controls, is under common control with or is controlled by Viacom. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be deemed to be an Affiliate of Viacom solely by reason of his or her being an officer, director or employee of Viacom or any of its Subsidiaries and (b) Viacom International and Viacom and their Subsidiaries shall not be deemed to be Affiliates of each other, unless expressly stated to the contrary.

            "Agents" shall mean the collective reference to the Administrative Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Sole Bookrunner, and the Syndication Agent.

            "Aggregate LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time and
(b) the aggregate amount which has been drawn under Letters of Credit but for which the applicable Issuing Lender or the Lenders, as the case may be, have not been reimbursed by Viacom or the relevant Subsidiary Borrower at such time.

            "Agreement" shall mean this Five-Year Credit Agreement, as amended, supplemented or otherwise modified from time to time.

            "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Lender serving as the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Applicable Eurocurrency Margin" shall mean the "Applicable Eurocurrency Margin" determined in accordance with the Pricing Grid set forth in Annex I hereto.

            "Applicable Facility Fee Rate" shall mean the "Applicable Facility Fee Rate" determined in accordance with the Pricing Grid set forth in Annex I hereto.

            "Applicable LC Fee Rate" shall mean (a) with respect to Financial Letters of Credit, the "Applicable Financial LC Fee Rate" determined in accordance with the Pricing Grid set forth in Annex I hereto and (b) with respect to Non-Financial Letters of Credit, the

"Applicable Non-Financial LC Fee Rate" determined in accordance with the Pricing Grid set forth in Annex I hereto.

            "Applicable Utilization Fee Rate" shall mean the "Applicable Utilization Fee Rate" determined in accordance with the Pricing Grid set forth in Annex I hereto.

            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit C.

            "Blockbuster Event" means the sale or deconsolidation of Blockbuster Inc. from Viacom, which sale or deconsolidation shall be substantially non-recourse to Viacom and Viacom International.

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

            "Bonds" shall have the meaning assigned to such term in Section 8.2(g).

            "Borrower" shall mean, as applicable, Viacom or the relevant Subsidiary Borrower (including the relevant Canadian Borrower for all purposes other than Article II and Annex II).

            "Borrowing Request" shall mean a request made pursuant to Section
2.4 in the form of Exhibit B-4.

            "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for international business (including dealings in Dollar deposits) in the London interbank market; provided further, that, when used in connection with a Eurocurrency Loan denominated in Sterling, the term "Business Day" shall also exclude any day on which banks are not open for international business (including dealings in Dollar deposits) in the Paris interbank market.

            "Canadian Administrative Agent" shall have the meaning assigned to such term in Annex II hereto.

            "Canadian Borrower" shall have the meaning assigned to such term in Annex II hereto.

            "Canadian Commitments" shall have the meaning assigned to such term in Annex II hereto.

            "Canadian Dollars" or "C$" shall have the meaning assigned to such term in Annex II hereto.

            "Canadian Lending Office" shall have the meaning assigned to such term in Annex II hereto.

            "C$ Loan" shall have the meaning assigned to such term in Annex II hereto.

            "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property (other than satellite transponders), or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Chase" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Closing Certificate" shall mean a certificate, substantially in the form of Exhibit E.

            "Closing Date" shall mean March 7, 2001.

            "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

            "Co-Documentation Agents" shall have the meaning assigned to such term in the preamble hereto.

            "Commitments" shall mean the Revolving Commitments and the Canadian Commitments.

            "Commitment Increase Date" shall have the meaning assigned to such term in Section 2.13(e).

            "Commitment Increase Letter" shall have the meaning assigned to such term in Section 2.13(e) and shall be substantially in the form of Exhibit H.

            "Commitment Utilization Percentage" shall mean on any day the percentage equivalent to a fraction (i) the numerator of which is the sum of (A) the Total Revolving Facility Exposure, including the aggregate outstanding principal amount of Letters of Credit, Swingline Loans and Competitive Loans, and (B) the Total Canadian Facility Exposure and (ii) the denominator of which is the sum of the Total Revolving Commitment and the Total Canadian Commitment (or, on any day after termination of the Commitments, the Total Revolving

Commitment and the Total Canadian Commitment in effect immediately preceding such termination).

            "Communications Act" shall mean the Communications Act of 1934, as amended.

            "Competitive Bid" shall mean an offer to make a Competitive Loan pursuant to Section 2.3.

            "Competitive Bid Rate" shall mean, as to any Competitive Bid made pursuant to Section 2.3(b), (a) in the case of a Eurocurrency Competitive Loan, the Margin, and (b) in the case of an Absolute Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

            "Competitive Bid Request" shall mean a request made pursuant to
Section 2.3 in the form of Exhibit B-1.

            "Competitive Loan" shall mean a Loan from a Lender to a Borrower pursuant to the bidding procedure described in Section 2.3. Each Competitive Loan shall be a Eurocurrency Competitive Loan or an Absolute Rate Loan and, subject to Section 2.3(a), may be denominated in Dollars or a Foreign Currency.

            "Compliance Certificate" shall have the meaning assigned to such term in Section 5.1.

            "Confidential Information" shall have the meaning assigned to such term in Section 9.15(a).

            "Confidentiality Agreement" shall mean a confidentiality agreement substantially in the form of Exhibit D, with such changes as Viacom may approve.

            "Consolidated Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

            "Consolidated EBITDA" shall mean, with respect to Viacom and its Consolidated Subsidiaries for any period, operating profit (loss) (excluding that related to Discontinued Operations), plus other income (loss), plus interest income, plus depreciation and amortization (excluding amortization related to programming rights, prepublication costs and videocassettes), excluding (a) gains (losses) on sales of assets (except (I) gains (losses) on sales of inventory sold in the ordinary course of business and (II) gains (losses) on sales of other assets if such gains (losses) are less than $10,000,000 individually and less than $50,000,000 in the aggregate during such period), (b) other non-cash items (including (i) provisions for losses and additions to valuation allowances, (ii) provisions for restructuring, litigation and environmental reserves and losses on the Disposition of businesses and (iii) pension settlement charges), and (c) nonrecurring expenses incurred during such period in connection with the merger of CBS and Viacom pursuant to the Agreement and Plan of Merger entered into by CBS, Viacom and Viacom/CBS LLC dated as of September 6, 1999, as amended, amended and restated, supplemented and otherwise modified from time to time, minus cash payments made during such period in respect of non-cash charges taken during any previous period (excluding cash payments in respect of non-cash charges taken prior to December 31, 1999).

            "Consolidated Interest Expense" shall mean for any period the gross cash interest expense of Viacom and its Consolidated Subsidiaries on Indebtedness for such period plus cash dividends paid on preferred stock to persons other than Viacom and its Wholly Owned Subsidiaries for such period, but excluding the gross cash interest expense of the Discontinued Operations for such period.

            "Consolidated Subsidiary" shall mean, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be consolidated with the financial statements of such Person in accordance with GAAP.

            "Consolidated Tangible Assets" shall mean at any date the assets of Viacom and its Subsidiaries determined on such date on a consolidated basis, less goodwill and other intangible assets.

            "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit hereunder (including the designation of a Designated Letter of Credit as a "Letter of Credit" hereunder). It is understood that conversions and continuations pursuant to Section 2.8 and subsection 2.6 of Annex II do not constitute "Credit Events".

            "Debt Rating" shall mean the rating applicable to Viacom's senior, unsecured, non-credit-enhanced long-term indebtedness for borrowed money, as assigned by either Rating Agency.

            "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

            "Designated Letters of Credit" shall mean each letter of credit issued by an Issuing Lender that (a) is not a Letter of Credit hereunder at the time of its issuance and (b) is designated on or after the Closing Date by Viacom or any Subsidiary Borrower (excepting any Canadian Borrower), with the consent of such Issuing Lender, as a "Letter of Credit" hereunder by written notice to the Administrative Agent in the form of Exhibit B-6.

            "Discontinued Operations" shall mean the operations classifed as "discontinued operations" pursuant to Accounting Principles Board Opinion No. 30 as presented in the quarterly report of CBS on Form 10-Q for the quarter ended September 30, 1997 and filed with the SEC on December 14, 1997.

            "Disposition" shall mean, with respect to any Property, any sale, lease, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

            "Dollars" or "$" shall mean lawful money of the United States of America.

            "Environmental Laws" shall mean any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" shall mean, with respect to Viacom, any trade or business (whether or not incorporated) that is a member of a group of which Viacom is a member and which is treated as a single employer under Section 414 of the Code.

            "Eurocurrency Competitive Loan" shall mean any Competitive Loan which is a Eurocurrency Loan.

            "Eurocurrency Loan" shall mean any Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.

            "Eurocurrency Rate" shall mean, with respect to an Interest Period
(a) pertaining to any Eurocurrency Loan (excepting Sterling), the rate of interest determined on the basis of the rate for deposits in Dollars or the relevant Foreign Currency, as the case may be, for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 (or, in the case of any Foreign Currency, the applicable page) of the Telerate Screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period and (b) pertaining to any Eurocurrency Loan denominated in Sterling, the rate of interest determined by the Administrative Agent to be the average of the rates quoted by the Reference Banks at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the day two Business Days prior to the first day of the Interest Period for such Loans for the offering by the Reference Banks to leading banks in the Paris interbank market of deposits in Sterling having a term comparable to such Interest Period and in an amount comparable to the principal amount of the respective Eurocurrency Loans of the Reference Banks to which such Interest Period relates. In the event that such rate does not appear on such page of the Telerate Screen (or otherwise on the Telerate Service), the "Eurocurrency Rate" shall instead be the interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the average of the rates at which deposits in Dollars or the relevant Foreign Currency, as the case may be, approximately equal in principal amount to (a) in the case of a Eurocurrency Tranche, the portion of such Eurocurrency Tranche of the Lender serving as Administrative Agent and (b) in the case of a Eurocurrency Competitive Loan, a principal amount that would have been the portion of such Loan of the Lender serving as the Administrative Agent had such Loan been a Eurocurrency Revolving Loan, and for a maturity comparable to such Interest Period, are offered by the principal London offices of the Reference Banks (or, if any Reference Bank does not at the time maintain a London office, the principal London office of any affiliate of such Reference Bank) for immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Eurocurrency Revolving Loan" shall mean any Revolving Credit Loan, which is a Eurocurrency Loan. Subject to the limitations contained herein, a Eurocurrency Revolving Loan may be a Multi-Currency Revolving Loan.

            "Eurocurrency Tranche" shall mean the collective reference to Eurocurrency Loans under a particular Facility denominated in the same currency made by the Lenders, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurocurrency Loans shall originally have been made on the same day).

            "Eurocurrency US$-Canadian Loans" shall mean any US$-Canadian Loan bearing interest at the Eurocurrency Rate.

            "Euros" shall mean the single currency of participating member states of the European Monetary Union.

            "Event of Default" shall have the meaning assigned to such term in
Article VI; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Excess Utilization Day" shall mean each day on which the Commitment Utilization Percentage exceeds 50%.

            "Exchange Act Report" shall have the meaning assigned to such term in Section 3.3.

            "Existing Credit Agreements" shall mean the (a) $6,400,000,000 Amended and Restated Credit Agreement, dated as of March 26, 1997 (as amended, restated, supplemented or otherwise modified), among Viacom, as the borrower, the banks named therein, The Bank of New York, Citibank, N.A., Morgan Guaranty Trust Company of New York, Bank of America NT&SA and The Chase Manhattan Bank, as managing agents, The Bank of New York, as documentation agent, Citibank, N.A., as the administrative agent, and JP Morgan Securities Inc. and Bank of America NT&SA, as the syndication agents; (b) $1,500,000,000 Amended and Restated Credit Agreement, dated as of December 10, 1999 (as amended, restated, supplemented or otherwise modified), among Viacom (successor by merger with CBS Corporation), as the borrower, the lenders named therein, Bank of America, N.A. and The Toronto-Dominion Bank, as syndication agents, The Chase Manhattan Bank, as documentation agent and Morgan Guaranty Trust Company of New York, as administrative agent; (c) $1,500,000,000 Amended and Restated Credit Agreement, dated as of December 10, 1999 (as amended, restated, supplemented or otherwise modified), among Infinity, as the borrower, each subsidiary borrower, Viacom (successor by merger with CBS Corporation), as a guarantor, the lenders named therein, Bank of America, N.A. and The Toronto-Dominion Bank, as syndication agents, The Chase Manhattan Bank, as documentation agent and Morgan Guaranty Trust Company of New York, as administrative agent; and (d) $500,000,000 364-Day Credit Agreement, dated as of May 3, 2000 (as amended, restated, supplemented or otherwise modified), among Infinity, as the borrower, each subsidiary borrower, the lenders named therein, Bank of New York, as documentation agent, The Chase Manhattan Bank, as administrative agent, and Bank of America, N.A. and Fleet National Bank, as co-syndication agents.

            "Existing Infinity Credit Agreement" shall mean the Five-Year Credit Agreement, dated as of May 3, 2000 (as amended, restated, supplemented or otherwise modified from time to time), among Infinity, as borrower, the subsidiary borrowers party thereto, the lenders named therein, Bank of New York, as documentation agent, Chase, as administrative agent, and Bank of America, N.A. and Fleet National Bank, as co-syndication agents.

            "Facility" shall mean each of (a) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Facility") and (b) the Canadian Commitments and the extensions of credit made thereunder (the "Canadian Facility").

            "Facility Fees" shall mean all fees payable pursuant to Section 2.9(a).

            "Federal Funds Effective Rate" shall have the meaning assigned to such term in the definition of "Alternate Base Rate".

            "Fees" shall mean the Facility Fees, the Administrative Agent's Fees, the Issuing Lender Fees, the LC Fees and the Utilization Fees.

            "Financial Covenant" shall mean the financial covenant contained in
Section 5.7.

            "Financial Letter of Credit" shall mean any Letter of Credit that, as determined by the Administrative Agent acting in good faith, (a) supports a financial obligation and (b) qualifies for the 100% credit conversion factor under the applicable Bank for International Settlements guidelines.

            "Financial Officer" of any corporation shall mean its Chief Financial Officer, its Vice President and Treasurer or its Vice President and Chief Accounting Officer or, in each case, any comparable officer or any Person designated by any such officer.

            "Foreign Currency" shall mean any currency (including, without limitation, any Multi-Currency and Canadian Dollars, but excluding Dollars), which is readily transferable and readily convertible by the relevant Lender or Issuing Lender, as the case may be, into Dollars in the London interbank market.

            "Foreign Exchange Rate" shall mean, with respect to any Foreign Currency on a particular date, the rate at which such Foreign Currency may be exchanged into Dollars, determined by reference to the selling rate in respect of such Foreign Currency published in the "Wall Street Journal" on the relevant date of determination. In the event that such rate is not, or ceases to be, so published by the "Wall Street Journal", the "Foreign Exchange Rate" with respect to such Foreign Currency shall be determined by reference to such other publicly available source for determining exchange rates as may be agreed upon by the Administrative Agent and Viacom or, in the absence of such agreement, such "Foreign Exchange Rate" shall instead be (i) with respect to any Foreign Currency, excepting Canadian Dollars, the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about

12:00 noon, local time, at such date for the purchase of Dollars with such Foreign Currency, for delivery two banking days later and (ii) with respect to Canadian Dollars, the spot rate at which Canadian Dollars may be exchanged into Dollars, as quoted by the Canadian Administrative Agent at approximately 12:00 noon, Toronto time, at such date for the purchase of Dollars with such Canadian Dollars, for delivery two banking days later.

            "GAAP" shall mean generally accepted accounting principles.

            "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Granting Bank" shall have to meaning specified in Section 9.4(i).

            "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or entered into with the purpose of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase Property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

            "Indebtedness" of any Person shall mean at any date, without duplication, (i) all obligations of such Person for borrowed money (including, without limitation, in the case of any Borrower (including any Canadian Borrower), the obligations of such Borrower or such Canadian Borrower, as applicable, for borrowed money under this Agreement), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of Property or services, except as provided below, (iv) all obligations of such Person as lessee under Capital Lease Obligations, (v) all Indebtedness of others secured by a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person, (vi) all Indebtedness of others directly or indirectly guaranteed or otherwise assumed by such Person, including any obligations of others endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any Indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation, or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, provided that Indebtedness of Viacom and its Subsidiaries shall not include (a) guarantees in existence on the date hereof of Indebtedness of Discontinued Operations and (b) guarantees of Indebtedness that are identified on Schedule 1.1(a) hereto (vii) all obligations of such Person as issuer, customer or account party under letters of credit or bankers' acceptances that are either drawn or that back financial obligations that would otherwise be Indebtedness; provided, however, that in each of the foregoing clauses (i) through (vii), Indebtedness shall not include obligations (other than under this Agreement) specifically with respect to the production, distribution and acquisition of motion pictures or other programming rights, talent or publishing rights.

            "Infinity" shall mean Infinity Broadcasting Corporation, a Delaware corporation.

            "Interest Payment Date" shall mean (a) with respect to any Eurocurrency Loan or Absolute Rate Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurocurrency Loan with an Interest Period of more than three months' duration or an Absolute Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any conversion of any Eurocurrency Revolving Loan to an ABR Loan, the date of repayment or prepayment of any Eurocurrency Loan and the applicable Maturity Date; (b) with respect to any ABR Loan (other than an ABR Swingline Loan which is not an Unrefunded Swingline
Loan), the last day of each March, June, September and December and the applicable Maturity Date; (c) with respect to any ABR Swingline Loan (other than an Unrefunded Swingline Loan), the earlier of (i) the day that is five Business Days after such Loan is made and (ii) the Revolving Credit Maturity Date and (d) with respect to any Quoted Swingline Loan, the date established as such by the relevant Swingline Borrower and the relevant Swingline Lender prior to the making thereof (but in any event no later than the Revolving Credit Maturity
Date).

            "Interest Period" shall mean (a) as to any Eurocurrency Loan, the period commencing on the borrowing date or conversion date of such Loan, or on the last day of the immediately preceding Interest Period applicable to such Loan, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 7 days (subject to the prior consent of all Lenders under the relevant Facility) or 1, 2, 3 or 6 months or (subject to the prior consent of all Lenders under the relevant Facility) 9 or 12 months thereafter, as the relevant Borrower may elect, and (b) as to any Absolute Rate Loan, the period commencing on the date of such Loan and ending on the date specified in the Competitive Bids in which the offer to make such Absolute Rate Loan was extended; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurocurrency Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) notwithstanding anything to the contrary herein, no Borrower may select an Interest Period which would end after the Maturity Date applicable to the relevant Loan. Interest shall accrue from and including that first day of an Interest Period to but excluding the last day of such Interest Period.

            "Issuing Lender" shall mean any Lender designated as an Issuing Lender in an Issuing Lender Agreement executed by such Lender, Viacom and the Administrative Agent; provided, that the Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by any of its Lender Affiliates (in which case the term "Issuing Lender" shall include such Lender Affiliate with respect to Letters of Credit issued by such Lender Affiliate);

provided, further, with respect to any Designated Letter of Credit, the Lender or Lender Affiliate of such Lender which issued such Designated Letter of Credit.

            "Issuing Lender Agreement" shall mean an agreement, substantially in the form of Exhibit F, executed by a Lender, Viacom, and the Administrative Agent pursuant to which such Lender agrees to become an Issuing Lender hereunder.

            "Issuing Lender Fees" shall mean, as to any Issuing Lender, the fees set forth in the applicable Issuing Lender Agreement.

            "Joint Lead Arrangers" shall mean JP Morgan, a division of Chase Securities Inc., a New York corporation, and Salomon Smith Barney Inc., a New York corporation.

            "LC Disbursement" shall mean any payment or disbursement made by an Issuing Lender under or pursuant to a Letter of Credit.

            "LC Exposure" shall mean, as to each Lender, such Lender's Revolving Credit Percentage of the Aggregate LC Exposure.

            "LC Fee" shall have the meaning assigned such term in Section
2.9(b).

            "Lender Affiliate" shall mean, (a) with respect to any Lender, (i) an affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

            "Lenders" shall have the meaning assigned to such term in the preamble to this Agreement. It is understood and agreed that each reference in this Agreement to any Lender shall, to the extent applicable, be deemed to be a reference to each US-Canadian Lender (for all purposes other than Article II and Annex II).

            "Letters of Credit" shall mean letters of credit or bank guarantees issued by an Issuing Lender for the account of Viacom or any Subsidiary Borrower (excepting any Canadian Borrower) pursuant to Section 2.7(including any Designated Letters of Credit).

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement.

            "Loan" shall mean any loan made by a Lender hereunder.

            "Loan Documents" shall mean this Agreement and the Administrative Agent Fee Letter.

            "Margin" shall mean, as to any Eurocurrency Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal rounded to no more than four places) to be added to or subtracted from the Eurocurrency Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

            "Margin Stock" shall have the meaning assigned to such term under Regulation U.

            "Material Acquisition" shall mean any acquisition of Property or series of related acquisitions of Property (including by way of merger) which
(a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by Viacom and its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash consideration consisting of notes or other debt securities and valued at fair market value in the case of other non-cash consideration) in excess of $100,000,000.

            "Material Adverse Effect" shall mean (a) a material adverse effect on the Property, business, results of operations or financial condition of Viacom and its Subsidiaries taken as a whole or (b) material impairment of the ability of Viacom to perform any of its obligations under this Agreement.

            "Material Disposition" shall mean any Disposition of Property or series of related Dispositions of Property which yields gross proceeds to Viacom or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $100,000,000.

            "Material Subsidiary" shall mean any "significant subsidiary" of Viacom as defined in Regulation S-X of the SEC; provided, that each Subsidiary Borrower shall in any event constitute a Material Subsidiary.

            "Maturity Date" shall mean (a) in the case of the Revolving Credit Loans and the ABR Swingline Loans, the Revolving Credit Maturity Date, (b) in the case of the Quoted Swingline Loans, the date established as such by the relevant Swingline Borrower and the relevant Swingline Lender prior to the making thereof (but in any event no later than the Revolving Credit Maturity
Date) and (c) in the case of Competitive Loans, the last day of the Interest Period applicable thereto, as specified in the related Competitive Bid Request.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Multi-Currency" shall mean Euros, Sterling and Yen.

            "Multi-Currency Revolving Loans" shall mean each Eurocurrency Revolving Loan denominated in any Multi-Currency.

            "Multi-Currency Sublimit" shall mean with respect to (i) Euros, $500,000,000, (ii) Sterling, $500,000,000, (iii) Yen, $300,000,000 and (iv)
Canadian Dollars, $300,000,000, as
the sublimit may be increased or decreased from time to time in accordance with
Section 2.13 and subsection 3.2 of Annex II.

            "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 3(37) of ERISA to which contributions have been made by Viacom or any ERISA Affiliate of Viacom and which is covered by Title IV of ERISA.

            "New Lender" shall have the meaning assigned to such term in Section 2.13(d).

            "New Lender Supplement" shall mean the agreement made pursuant to
Section 2.13(d) substantially in the form of Exhibit G.

            "Non-Financial Letter of Credit" shall mean any Letter of Credit that is not a Financial Letter of Credit.

            "Non-U.S. Person" shall have the meaning assigned to such term in
Section 2.20(f).

            "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "Outstanding Canadian Extensions of Credit" shall mean, as to any US-Canadian Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all US$-Canadian Loans made by such US-Canadian Lender then outstanding and (b) the aggregate principal amount of all C$ Loans made by such US-Canadian Lender then outstanding.

            "Outstanding Revolving Extensions of Credit" shall mean, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's LC Exposure at such time and (c) such Lender's ABR Swingline Exposure at such time.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

            "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or other entity, or any government or any agency or political subdivision thereof.

            "Plan" shall mean any employee pension benefit plan as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is maintained for employees of Viacom or any ERISA Affiliate.

            "Prime Rate" shall have the meaning assigned to such term in the definition of "Alternate Base Rate".

            "Pro Forma Period" shall have the meaning assigned to such term in
Section 1.2(c).

            "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

            "Quoted Swingline Loans" shall have the meaning assigned to such term in Section 2.6(a).

            "Quoted Swingline Rate" shall have the meaning assigned to such term in Section 2.6(a).

            "Rating Agencies" shall mean S&P and Moody's.

            "Reference Banks" shall mean Chase, Citibank N.A. and Bank of America, N.A.

            "Register" shall have the meaning assigned to such term in Section 9.4(d).

            "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Required US-Canadian Lenders" shall mean, at any time, US-Canadian Lenders whose respective Total Canadian Facility Percentages aggregate more than 50%.

            "Required Facility Lenders" shall mean the Required US-Canadian Lenders or the Required Revolving Lenders, as applicable.

            "Required Revolving Lenders" shall mean, at any time, Lenders whose respective Total Revolving Facility Percentages aggregate more than 50%.

            "Required Lenders" shall mean, at any time, Lenders whose respective Total Facility Percentages aggregate more than 50%.

            "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement (or, in the case of matters relating to ERISA, any officer responsible for the administration of the pension funds of such corporation).

            "Revolving Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans pursuant to Section 2.1(a), to make or refund ABR Swingline Loans pursuant to Section 2.6 and to issue or participate in Letters of Credit pursuant to Section 2.7, in each case, as set forth on Schedule 1.1, as such Lender's

Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.13 or changed pursuant to Section 9.4.

            "Revolving Credit Loans" shall mean the revolving loans made by the Lenders to any Borrower pursuant to Section 2.4. Each Revolving Credit Loan shall be a Eurocurrency Loan or an ABR Loan.

            "Revolving Credit Maturity Date" shall mean March 7, 2006.

            "Revolving Credit Percentage" of any Lender at any time shall mean the percentage of the aggregate Revolving Commitments (or, following any termination of all the Revolving Commitments, the Revolving Commitments most recently in effect) represented by such Lender's Revolving Commitment (or, following any such termination, the Revolving Commitment of such Lender most recently in effect).

            "Revolving Facility Exposure" shall mean, with respect to any Lender, the sum of (a) the Outstanding Revolving Extensions of Credit of such Lender, (b) the aggregate outstanding principal amount of any Competitive Loans made by such Lender and (c) in the case of a Swingline Lender, the aggregate outstanding principal amount of any Quoted Swingline Loans made by such Swingline Lender.

            "S&P" shall mean Standard & Poor's Ratings Services.

            "SEC" shall mean the Securities and Exchange Commission.

            "Sole Bookrunner" shall mean JP Morgan, a division of Chase Securities Inc., a New York corporation.

            "Specified Currency Availability" shall mean the Multi-Currency Sublimit with respect to the relevant Multi-Currency less the Dollar equivalent of the aggregate principal amount of all Multi-Currency Revolving Loans denominated in such Multi-Currency outstanding on the date of borrowing.

            "SPC" shall have the meaning specified in Section 9.4(i).

            "Spot Rate" shall mean, at any date, the Administrative Agent's or Lender's, as the case may be, (or, for purposes of determinations in respect of the Aggregate LC Exposure related to Letters of Credit issued in a Foreign Currency, the Issuing Lender's or Issuing Lenders', as the case may be) spot buying rate for the relevant Foreign Currency against Dollars as of approximately 11:00 a.m. (London time) on such date for settlement on the second Business Day.

            "Sterling" shall mean British Pounds Sterling, the lawful currency of the United Kingdom on the date hereof.

            "Subsidiary" shall mean, for any Person (the "Parent"), any corporation, partnership or other entity of which shares of Voting Capital Stock sufficient to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by the Parent or one or more of its Subsidiaries or by the Parent and one or more of its Subsidiaries. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Viacom.

            "Subsidiary Borrower" shall mean any Subsidiary of Viacom (a) which is designated as a Subsidiary Borrower by Viacom pursuant to a Subsidiary Borrower Designation, (b) which has delivered to the Administrative Agent a Subsidiary Borrower Request and (c) whose designation as a Subsidiary Borrower has not been terminated pursuant to Section 4.2. The term "Subsidiary Borrower" shall include (except for purposes of Article II and Annex II) any Canadian Borrower.

            "Subsidiary Borrower Designation" shall mean a designation, substantially in the form of Exhibit B-7, which may be delivered by Viacom and approved by Viacom and shall be accompanied by a Subsidiary Borrower Request.

            "Subsidiary Borrower Obligations" shall mean, with respect to each Subsidiary Borrower (including each Canadian Borrower), the unpaid principal of and interest on the Loans made to such Subsidiary Borrower (including, without limitation, interest accruing after the maturity of the Loans made to such Subsidiary Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of such Subsidiary Borrower to the Administrative Agent or to any Lender (including any US-Canadian Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement.

            "Subsidiary Borrower Request" shall mean a request, substantially in the form of Exhibit B-8, which is received by the Administrative Agent in connection with a Subsidiary Borrower Designation.

            "Swingline Borrower" shall mean Viacom and any Subsidiary Borrower designated as a "Swingline Borrower" by Viacom in a written notice to the Administrative Agent; provided, that, unless otherwise agreed by the Administrative Agent, no more than one Subsidiary Borrower may be a Swingline Borrower at any one time. Only a Subsidiary Borrower which is a U.S. Person may be a Swingline Borrower.

            "Swingline Commitment" shall mean, (i) with respect to any Swingline Lender, the Commitment of such Lender to make ABR Swingline Loans pursuant to
Section 2.6, as designated in accordance with Section 2.6(g) and as set forth on
Schedule 1.1, and, (ii) in the aggregate, $300,000,000.

            "Swingline Lender" shall mean The Chase Manhattan Bank and any other Lender designated from time to time by Viacom, and approved by such Lender, as a "Swingline Lender" pursuant to Section 2.6(g).

            "Swingline Loans" shall mean the collective reference to the ABR Swingline Loans and the Quoted Swingline Loans.

            "Swingline Percentage" of any Swingline Lender at any time shall mean the percentage of the aggregate Swingline Commitments represented by such Swingline Lender's Swingline Commitment.

            "Syndication Agent" shall have the meaning assigned to such term in the preamble hereto.

            "Test Period" shall have the meaning assigned to such term in
Section 1.2(c).

            "364-Day Credit Agreement" shall mean the 364-day credit agreement, dated the date hereof, among Viacom, Viacom International, each subsidiary borrower, the lenders party thereto, Chase, as administrative agent, Salomon Smith Barney Inc., as syndication agent, and Fleet National Bank and Bank of America, N.A., as co-documentation agents.

            "Total Canadian Commitment" shall mean at any time the aggregate amount of the Canadian Commitments in effect at such time.

            "Total Canadian Facility Exposure" shall mean at any time the aggregate amount of the Outstanding Canadian Extensions of Credit at such time.

            "Total Canadian Facility Percentage" shall mean, as to any US-Canadian Lender at any time, the quotient (expressed as a percentage) of (a) such US-Canadian Lender's Canadian Commitment (or (x) for the purposes of acceleration of the Loans pursuant to clause (II) of Article VI or (y) if the Canadian Commitments have terminated, the sum of such Lender's Outstanding Canadian Extensions of Credit) and (b) the aggregate of all US-Canadian Lenders' Canadian Commitments (or (x) for the purposes of acceleration of the Loans pursuant to clause (II) of Article VI or (y) if the Canadian Commitments have terminated, the Total Canadian Facility Exposure).

            "Total Facility Percentage" shall mean, (i) as to any Lender (including any US-Canadian Lender) at any time, the quotient (expressed as a percentage) of (a) the sum of such Lender's Commitment and Canadian Commitment (or (x) for the purposes of acceleration of the Loans pursuant to clause (II) of Article VI or (y) if the Commitments have terminated, the sum of such Lender's Revolving Facility Exposure and Outstanding Canadian Extensions of Credit) and
(b) the aggregate of all Lenders' Commitments and Canadian Commitments (or (x) for the purposes of acceleration of the Loans pursuant to clause (II) of Article VI or (y) if the Commitments have terminated, the sum of the Total Revolving Facility Exposure and Total Canadian Facility Exposure).

            "Total Revolving Commitment" shall mean at any time the aggregate amount of the Revolving Commitments in effect at such time.

            "Total Revolving Facility Exposure" shall mean at any time the aggregate amount of the Revolving Facility Exposures at such time.

            "Total Revolving Facility Percentage" shall mean, as to any Lender at any time, the quotient (expressed as a percentage) of (a) such Lender's Revolving Commitment (or (x) for the purposes of acceleration of the Loans pursuant to clause (II) of Article VI or (y) if the Revolving Commitments have terminated, such Lender's Revolving Facility Exposure) and (b) the aggregate of all Lenders' Revolving Commitments (or (x) for the purposes of acceleration of the Loans pursuant to clause (II) of Article VI or (y) if the Revolving Commitments have terminated, the Total Revolving Facility Exposure).

            "Total Specified Currency Availability" shall mean with respect to Multi-Currency Revolving Loans, $1,000,000,000 (as increased or decreased from time to time pursuant to Section 2.13) less the Dollar equivalent of the aggregate principal amount of all Multi-Currency Revolving Loans then outstanding.

            "Transferee" shall mean any assignee or participant described in
Section 9.4(b) or (f).

            "Type" when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, "Rate" shall mean the Eurocurrency Rate, the Alternate Base Rate, the Quoted Swingline Rate and the rate paid on Absolute Rate Loans.

            "Unrefunded Swingline Loans" shall have the meaning assigned to such term in Section 2.6(d).

            "US-Canadian Lenders" shall have the meaning assigned to such term in Annex II hereto.

            "US$-Canadian Loans" shall have the meaning set forth in Section
2.1. Each US$-Canadian Loan shall be a Eurocurrency Loan or an ABR Loan.

            "U.S. Person" shall mean a citizen, national or resident of the United States of America, or an entity organized in or under the laws of the United States of America.

            "Utilization Fee" shall have the meaning assigned to such term in
Section 2.9(e).

            "Viacom" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Viacom International" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Viacom Obligations" shall mean, with respect to Viacom, the unpaid principal of and interest on the Loans made to Viacom (including, without limitation, interest accruing after the maturity of the Loans made to Viacom and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Viacom, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations, including its Guarantee obligations hereunder, and liabilities of Viacom to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement.

            "Voting Capital Stock" shall mean securities or other ownership interests of a corporation, partnership or other entity having by the terms thereof ordinary voting power to vote in the election of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency).

            "Wholly Owned Subsidiary" shall mean any Subsidiary of which all shares of Voting Capital Stock (other than, in the case of a corporation, directors' qualifying shares) are owned directly or indirectly by the Parent (as defined in the definition of "Subsidiary").

            "Yen" shall mean the lawful currency of Japan.

            SECTION 1.2. Terms Generally. (a) The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall, except where the context otherwise requires, be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

            (b) Except as otherwise expressly provided herein, all terms of an accounting nature shall be construed in accordance with GAAP in effect from time to time. The parties hereto agree, however, that in the event that any change in accounting principles from those used in the preparation of the financial statements referred to in Section 3.2 is hereafter occasioned by the promulgation of rules, regulations, pronouncements, opinions and statements by or required by the Financial Accounting Standards Board or Accounting Principles Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and such change materially affects the calculation of any component of the Financial Covenant or any standard or term contained in this Agreement, the Administrative Agent and Viacom shall negotiate in good faith to amend such Financial Covenant, standards or terms found in this Agreement (other than in respect of financial statements to be delivered hereunder) so that, upon adoption of such changes, the criteria for evaluation of Viacom's and its Subsidiaries' financial condition shall be the same after such change as if such change had not been made; provided, however, that (i) any such amendments shall not become effective for purposes of this Agreement unless approved by the Required Lenders and (ii) if Viacom and the Required Lenders cannot agree on such an amendment, then the calculations under such Financial Covenant, standards or terms shall continue to be computed without giving effect to such change in accounting principles; provided further, however, that the parties hereto agree that Viacom and its Subsidiaries shall adopt Statement of Position 00-2, "Accounting by Producers or Distributors of Films" effective as from January 1, 2000.

            (c) For the purposes of calculating Consolidated EBITDA and Consolidated Interest Expense for any period (a "Test Period"), (i) if at any time from the period (a "Pro Forma Period") commencing on the second day of such Test Period and ending on the date which is ten days prior to the date of delivery of the Compliance Certificate in respect of such Test Period (or, in the case of any pro forma calculation made pursuant hereto in respect of a particular transaction, ending on the date such transaction is consummated after giving effect thereto), Viacom or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Test Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the Property which is the subject of such Material Disposition for such Test Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Test Period, and Consolidated Interest Expense for such Test Period shall be reduced by an amount equal to the Consolidated Interest Expense for such Test Period attributable to any Indebtedness of Viacom or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Viacom and its Subsidiaries in connection with such Material Disposition (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such Test Period directly attributable to the Indebtedness of such Subsidiary to the extent Viacom and its continuing Subsidiaries are no longer liable for such Indebtedness after such Disposition);
(ii) if during such Pro Forma Period Viacom or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA and Consolidated Interest Expense for such Test Period shall be calculated after giving pro forma effect thereto (including the incurrence or assumption of any Indebtedness in connection therewith) as if such Material Acquisition (and the incurrence or assumption of any such Indebtedness) occurred on the first day of such Test Period; and (iii) if during such Pro Forma Period any Person that subsequently became a Subsidiary or was merged with or into Viacom or any Subsidiary since the beginning of such Pro Forma Period shall have entered into any disposition or acquisition transaction that would have required an adjustment pursuant to clause (i) or
(ii) above if made by Viacom or a Subsidiary during such Pro Forma Period, Consolidated EBITDA and Consolidated Interest Expense for such Test Period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such Test Period. For the purposes of this paragraph, whenever pro forma effect is to be given to a Material Disposition or Material Acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness discharged or incurred in connection therewith, the pro forma calculations shall be determined in good faith by a Financial Officer of Viacom. If any Indebtedness bears a floating rate of interest and the incurrence or assumption thereof is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the last day of the relevant Pro Forma Period had been the applicable rate for the entire relevant Test Period (taking into account any interest rate protection agreement applicable to such Indebtedness if such interest rate protection agreement has a remaining term in excess of 12 months). Comparable adjustments shall be made in connection with any determination of Consolidated EBITDA.

            (d) For purposes of the Financial Covenant, (i) the Discontinued Operations shall be disregarded and (ii) the businesses classified as Discontinued Operations shall be limited to those businesses treated as such in the financial statements of Viacom referred to in the definition of "Discontinued Operations" and the accounting treatment of Discontinued Operations shall be consistent with the accounting treatment thereof in such financial statements.

                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.1. Commitments.

            (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Credit Loans to Viacom or any Subsidiary Borrower at any time and from time to time on and after the Closing Date and until the earlier of (x) the Business Day immediately preceding the Revolving Credit Maturity Date and (y) the termination of the Revolving Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Revolving Commitment. Each Borrower may borrow, prepay and reborrow Revolving Credit Loans on and after the Closing Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein.

            (b) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each US-Canadian Lender agrees, severally and not jointly, (A) to make C$ Loans to any Canadian Borrower as provided in Annex II or (B) at Viacom's request, to make revolving loans denominated in Dollars to Viacom or any Subsidiary Borrower (excluding any Canadian Borrower) (such revolving loans, "US$-Canadian Loans"), in each case, through its applicable Canadian Lending Office with respect to such Loan, at any time and from time to time on and after the Closing Date and until the earlier of (x) the Business Day immediately preceding the Revolving Credit Maturity Date and (y) the termination of the Canadian Commitment of such US-Canadian Lender, in an aggregate principal amount at any time outstanding not to exceed such US-Canadian Lender's Canadian Commitment. Each Borrower may borrow, prepay and reborrow US$-Canadian Loans on and after the Closing Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein and in Annex II and each Canadian Borrower may borrow, prepay and reborrow C$ Loans as provided in Annex II.

            SECTION 2.2. Revolving Credit Loans; Competitive Loans.

            (a) Each Revolving Credit Loan shall be made to the relevant Borrower by the Lenders ratably in accordance with their respective Revolving Commitments, in accordance with the procedures set forth in Section 2.4. Each US$-Canadian Loan shall be made to the relevant Borrower by the US-Canadian Lenders ratably in accordance with their respective Canadian Commitments, in accordance with the procedures set forth in Section 2.4. Each Competitive Loan shall be made to the relevant Borrower by the Lender whose Competitive Bid therefor is accepted, and in the amount so accepted, in accordance with the procedures set forth in Section 2.3. The Revolving Credit Loans, US$-Canadian Loans or Competitive Loans shall be made in minimum amounts equal to (i) in the case of Competitive Loans, $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) in the case of Eurocurrency US$-Canadian Loans and Eurocurrency Revolving Loans, $50,000,000 or an integral multiple of $5,000,000 in excess thereof, (iii) in the case of Multi-Currency Revolving Loans, the Dollar equivalent of $25,000,000 or an integral multiple of $5,000,000 in excess thereof and (iv) in the case of ABR

US$-Canadian Loans and ABR Revolving Loans, $25,000,000 or an integral multiple of $5,000,000 in excess thereof (or (A) (x) in the case of Revolving Credit Loans, an aggregate principal amount equal to the remaining balance of the available Total Revolving Commitment or, if less, (y) with respect to Multi-Currency Revolving Loans, the lesser of (I) the Specified Currency Availability with respect to such currency and (II) the Total Specified Currency Availability or (B) in the case of US$-Canadian Loans, an aggregate principal amount equal to the remaining balance of the available Total Canadian Commitment).

            (b) Each Lender or US-Canadian Lender, as applicable, shall make each Loan (other than a Swingline Loan, as to which this Section 2.2 shall not apply, and a C$ Loan, as to which Annex II shall govern) to be made by it on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time (or, in connection with an ABR Loan to be made on the same day on which a notice is submitted, 12:30 p.m., New York City time) and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the relevant Borrower with the Administrative Agent. Each US-Canadian Lender shall make each US$-Canadian Loan through a branch or Lender Affiliate of such US-Canadian Lender located in the United States (or as otherwise may be agreed form time to time between Viacom and such US-Canadian Lander).

            SECTION 2.3. Competitive Bid Procedure.

            (a) In order to request Competitive Bids, the relevant Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit B-1, to be received by the Administrative Agent (i) in the case of a Eurocurrency Competitive Loan in Dollars, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Loan, (ii) in the case of a Eurocurrency Competitive Loan in a Foreign Currency, not later than 10:00 a.m., New York City time, five Business Days before a proposed Competitive Loan , (iii) in the case of an Absolute Rate Loan in Dollars, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Loan and (iv) in the case of an Absolute Rate Loan in a Foreign Currency, not later than 10:00 a.m., New York City time, three Business Day before a proposed Competitive Loan. A Competitive Bid Request (A) that does not conform substantially to the format of Exhibit B-1 may be rejected in the Administrative Agent's discretion (exercised in good faith), and, (B) for a Competitive Loan denominated in a Foreign Currency will be rejected by the Administrative Agent if, after giving effect thereto, the Dollar equivalent of the aggregate face amount of all Competitive Loans denominated in Foreign Currencies then outstanding would exceed $150,000,000, as determined by the Administrative Agent, and, in each case, the Administrative Agent shall promptly notify the relevant Borrower of such rejection by telephone, confirmed by telecopier. Such request shall in each case refer to this Agreement and specify (w) whether the Competitive Loan then being requested is to be a Eurocurrency Competitive Loan or an Absolute Rate Loan, (x) the currency, (y) the date of such Loan (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of the equivalent of $5,000,000 and, in the case of a Competitive Bid for a Competitive Loan in Dollars, in an integral multiple of $1,000,000, and (z) the Interest Period with respect thereto (which may not end after the Revolving Credit Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid (and in any event by 5:00 p.m., New York City time, on the date of such receipt if such receipt occurs by the time specified in the first sentence of this paragraph), the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit B-2) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid Request.

            (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the relevant Borrower responsive to a Competitive Bid Request. Each Competitive Bid must be received by the Administrative Agent by telecopier, in the form of Exhibit B-3, (i) in the case of a Eurocurrency Competitive Loan in Dollars, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Loan, (ii) in the case of a Eurocurrency Competitive Loan in a Foreign Currency, not later than 9:30 a.m., New York City time, four Business Days before a proposed Competitive Loan, (iii) in the case of an Absolute Rate Loan in Dollars, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Loan, and (iv) in the case of an Absolute Rate Loan in a Foreign Currency, not later than 9:30 a.m., New York City time, two days before a proposed Competitive Loan. Multiple Competitive Bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit B-3 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the relevant Borrower, and the Administrative Agent shall notify the Lender making such nonconforming Competitive Bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount in the relevant currency (which shall be in a minimum principal amount of the equivalent of $5,000,000 and, in the case of a Competitive Bid for a Competitive Loan in Dollars, in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Loan requested by the relevant Borrower) of the Competitive Loan or Loans that the applicable Lender is willing to make to the relevant Borrower, (y) the Competitive Bid Rate or Rates at which such Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. A Competitive Bid submitted pursuant to this paragraph (b) shall be irrevocable (subject to the satisfaction of the conditions to borrowing set forth in Article
IV).

            (c) The Administrative Agent shall promptly (and in any event by 10:15 a.m., New York City time, on the date on which such Competitive Bids shall have been made) notify the relevant Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount in the relevant currency of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each Competitive Bid. The Administrative Agent shall send a copy of all Competitive Bids to the relevant Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.3.

            (d) The relevant Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The relevant Borrower shall notify the Administrative Agent by telephone, confirmed by telecopier in such form as may be agreed upon by such Borrower and the Administrative Agent, whether and to what extent it has decided to accept or reject any of or all the Competitive Bids referred to in paragraph (c) above, (i) in the case of a Eurocurrency Competitive Loan in Dollars, not later than 11:00 a.m., New York City time, three Business Days before a proposed Competitive Loan, (ii) in the case of a Eurocurrency Competitive Loan in a Foreign Currency, not later than 11:00 a.m., New York City time, four Business Days before a proposed Competitive Loan, (iii) in the case of an Absolute Rate Loan in Dollars, not later than 11:00 a.m., New York City time, on the day of a proposed Competitive Loan, and (iv) in the case of an Absolute Rate Loan in a Foreign Currency, not later than 11:00 a.m., New York City time, on the day before a proposed Competitive Loan; provided, however, that (A) the failure by such Borrower to give such notice shall be deemed to be a rejection of all the Competitive Bids referred to in paragraph (c) above, (B) such Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if it has decided to reject a Competitive Bid made at a lower Competitive Bid Rate, (C) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the principal amount specified in the Competitive Bid Request (but may be less than that requested), (D) if such Borrower shall accept a Competitive Bid or Competitive Bids made at a particular Competitive Bid Rate but the amount of such Competitive Bid or Competitive Bids shall cause the total amount of Competitive Bids to be accepted by it to exceed the amount specified in the Competitive Bid Request, then such Borrower shall accept a portion of such Competitive Bid or Competitive Bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate, and (E) except pursuant to clause (D) above no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of the equivalent of $5,000,000 and, in the case of a Competitive Bid for a Competitive Loan in Dollars, an integral amount multiple of $1,000,000; provided, further, however, that if a Competitive Loan must be in an amount less than the equivalent of $5,000,000 because of the provisions of clause (D) above, such Competitive Loan may be for a minimum of, in the case of a Competitive Bid for a Competitive Loan in Dollars, $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (D) above the amounts shall be rounded to integral multiples of the equivalent of $1,000,000 (or, in the case of a Competitive Bid for a Competitive Loan in a Foreign Currency, a multiple selected by the Administrative Agent) in a manner which shall be in the discretion of such Borrower. A notice given by any Borrower pursuant to this paragraph (d) shall be irrevocable.

            (e) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

            (f) On the date the Competitive Loan is to be made, each Lender participating therein shall (i) if such Competitive Loan is to be made in Dollars, make available its share of such Competitive Loan in Dollars not later than 2:00 p.m. New York City time, in immediately available funds, in New York to the Administrative Agent as notified by the Administrative Agent by two Business Days notice and (ii) if such Competitive Loan is to be made in a Foreign Currency, make available its share of such Competitive Loan in such Foreign Currency not later than 11:00 a.m. London time, in immediately available funds, in London to the Administrative Agent as notified by the Administrative Agent by two Business Days notice.

            (g) If the Lender which is the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the relevant Borrower at least one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph
(b) above.

            (h) All notices required by this Section 2.3 shall be given in accordance with Section 9.1.

            (i) No Borrower shall have the right to prepay any Competitive Loan without the consent of the Lender or Lenders making such Competitive Loan.

            SECTION 2.4. Revolving Credit Loan Borrowing Procedure.

            In order to request a Revolving Credit Loan or a US$-Canadian Loan, the relevant Borrower shall hand deliver or telecopy to the Administrative Agent a Borrowing Request in the form of Exhibit B-4 (a) in the case of a Eurocurrency Revolving Loan denominated in Dollars or a Eurocurrency US$-Canadian Loan, not later than 11:00 a.m., New York City time, three Business Days before a proposed borrowing, (b) in the case of a Multi-Currency Revolving Loan, 8:00 a.m. New York City time three Business Days before a proposed borrowing, and (c) in the case of an ABR Revolving Loan or an ABR US$-Canadian Loan, not later than 11:00 a.m., New York City time, on the day of a proposed borrowing. Such notice shall be irrevocable and shall in each case specify (i) whether the Revolving Credit Loan or US$-Canadian Loan, as applicable, then being requested is to bear interest at the Eurocurrency Rate or the Alternate Base Rate, (ii) the date of such Revolving Credit Loan or US$-Canadian Loan (which shall be a Business Day) and the amount thereof; (iii) in the case of a Eurocurrency Revolving Loan or a Eurocurrency US$-Canadian Loan, the Interest Period with respect thereto, and
(iv) in the case of a Multi-Currency Revolving Loan, the currency in which such Loan shall be denominated. The Administrative Agent shall promptly advise the relevant Lenders and US-Canadian Lenders of any notice given pursuant to this
Section 2.4 and of each Lender's or US-Canadian Lender's, as applicable, portion of the requested Loan.

            SECTION 2.5. Repayment of Loans.

            Each Borrower shall repay all outstanding Revolving Credit Loans, US$-Canadian Loans and ABR Swingline Loans made to it, in each case on the Revolving Credit Maturity Date (or such earlier date on which the Commitments shall terminate in accordance herewith). Each Borrower shall repay Quoted Swingline Loans and Competitive Loans made to it, in each case on the Maturity Date applicable thereto. Each Loan above shall bear interest from and including the date thereof on the outstanding principal balance thereof as set forth in
Section 2.10.

            SECTION 2.6. Swingline Loans.

            (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Swingline Lender agrees, severally and not jointly, at any time and from time to time on and after the Closing Date and until the earlier of the Business Day immediately preceding the Revolving Credit Maturity Date and the termination of the Swingline Commitment of such Swingline Lender, (i) to make available to any Swingline Borrower Swingline Loans ("Quoted Swingline Loans") on the basis of quoted interest rates (each, a "Quoted Swingline Rate") furnished by such Swingline Lender from time to time in its discretion to such Swingline Borrower (through the Administrative Agent) and accepted by such Swingline Borrower in its discretion and (ii) to make Swingline Loans ("ABR Swingline Loans") to any Swingline Borrower bearing interest at a rate equal to the Alternate Base Rate in an aggregate principal amount (in the case of this clause (ii)) not to exceed such Swingline Lender's Swingline Commitment. The aggregate outstanding principal amount of the Quoted Swingline Loans of any Swingline Lender, when added to the aggregate outstanding principal amount of the ABR Swingline Loans of such Swingline Lender, may exceed such Swingline Lender's Swingline Commitment; provided, that in no event shall the aggregate outstanding principal amount of the Swingline Loans exceed the aggregate Swingline Commitments then in effect. Each Quoted Swingline Loan shall be made only by the Swingline Lender furnishing the relevant Quoted Swingline Rate. Each ABR Swingline Loan shall be made by the Swingline Lenders ratably in accordance with their respective Swingline Percentages. The Swingline Loans shall be made in a minimum aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or an aggregate principal amount equal to the remaining balance of the available Swingline Commitments). Each Swingline Lender shall make the portion of each Swingline Loan to be made by it available to any Swingline Borrower by means of a credit to the general deposit account of such Swingline Borrower with the Administrative Agent or a wire transfer, at the expense of such Swingline Borrower, to an account designated in writing by such Swingline Borrower, in each case by 3:30 p.m., New York City time, on the date such Swingline Loan is requested to be made pursuant to paragraph (b) below, in immediately available funds. Each Swingline Borrower may borrow, prepay and reborrow Swingline Loans on or after the Closing Date and prior to the Revolving Credit Maturity Date (or such earlier date on which the Commitments shall terminate in accordance herewith) on the terms and subject to the conditions and limitations set forth herein.

            (b) The relevant Swingline Borrower shall give the Administrative Agent telephonic, written or telecopy notice substantially in the form of Exhibit B-5 (in the case of telephonic notice, such notice shall be promptly confirmed by telecopy) no later than 2:30 p.m., New York City time (or, in the case of a proposed Quoted Swingline Loan, 12:00 noon, New York City time), on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable (subject, in the case of Quoted Swingline Loans, to receipt by the relevant Swingline Borrower of Quoted Swingline Rates acceptable to it) and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Administrative Agent shall promptly advise the Swingline Lenders of any notice received from any Swingline Borrower pursuant to this paragraph (b). In the event that a Swingline Borrower accepts a Quoted Swingline Rate in respect of a proposed Quoted Swingline Loan, it shall notify the Administrative Agent (which shall in turn notify the relevant

Swingline Lender) of such acceptance no later than 2:30 p.m., New York City time, on the relevant borrowing date.

            (c) In the event that any ABR Swingline Loan shall be outstanding for more than five Business Days, the Administrative Agent shall, on behalf of the relevant Swingline Borrower (which hereby irrevocably directs and authorizes the Administrative Agent to act on its behalf), request each Lender, including the Swingline Lenders, to make an ABR Revolving Loan in an amount equal to such Lender's Revolving Credit Percentage of the principal amount of such ABR Swingline Loan. Unless an event described in Article VI, paragraph (f) or (g), has occurred and is continuing, each Lender will make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swingline Lenders at the office of the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the ABR Swingline Loans.

            (d) A Swingline Lender that has made an ABR Swingline Loan to a Borrower may at any time and for any reason, so long as Revolving Credit Loans have not been made pursuant to Section 2.6(c) to repay such ABR Swingline Loan as required by said Section, by written notice given to the Administrative Agent not later than 12:00 noon New York City time on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of such unrefunded ABR Swingline Loans (the "Unrefunded Swingline Loans"), and each Lender severally, unconditionally and irrevocably agrees that it shall purchase an undivided participating interest in such ABR Swingline Loan in an amount equal to the amount of the Revolving Credit Loan which otherwise would have been made by such Lender pursuant to Section 2.6(c), which purchase shall be funded by the time such Revolving Credit Loan would have been required to be made pursuant to Section 2.6(c). In the event that the Lenders purchase undivided participating interests pursuant to the first sentence of this paragraph (d), each Lender shall immediately transfer to the Administrative Agent, for the account of such Swingline Lenders, in immediately available funds the amount of its participation. Any Lender holding a participation in an Unrefunded Swingline Loan may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the relevant Swingline Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Swingline Borrower in the amount of such participation.

            (e) Whenever, at any time after any Swingline Lender has received from any Lender such Lender's participating interest in an ABR Swingline Loan, such Swingline Lender receives any payment on account thereof, such Swingline Lender will promptly distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by such Swingline Lender is required to be returned, such Lender will return to such Swingline Lender any portion thereof previously distributed by such Swingline Lender to it.

            (f) Notwithstanding anything to the contrary in this Agreement, each Lender's obligation to make the Revolving Credit Loans referred to in Section 2.6(c) and to purchase and fund participating interests pursuant to Section 2.6(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff,
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                                                                              30


counterclaim, recoupment, defense or other right which such Lender or any Swingline Borrower may have against any Swingline Lender, any Swingline Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the conditions specified in Article IV; (iii) any adverse change in the condition (financial or otherwise) of Viacom or any of its Subsidiaries; (iv) any breach of this Agreement by any Borrower or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (g) Upon written or telecopy notice to the Swingline Lenders and to the Administrative Agent, Viacom may at any time terminate, from time to time in part reduce, or from time to time (with the approval of the relevant Swingline Lender) increase, the Swingline Commitment of any Swingline Lender. At any time when there shall be fewer than ten Swingline Lenders, Viacom may appoint from among the Lenders a new Swingline Lender, subject to the prior consent of such new Swingline Lender and prior notice to the Administrative Agent, so long as at no time shall there be more than ten Swingline Lenders. Notwithstanding anything to the contrary in this Agreement, (i) if any ABR Swingline Loans shall be outstanding at the time of any termination, reduction, increase or appointment pursuant to the preceding two sentences, the Swingline Borrowers shall on the date thereof prepay or borrow ABR Swingline Loans to the extent necessary to ensure that at all times the outstanding ABR Swingline Loans held by the Swingline Lenders shall be pro rata according to the respective Swingline Commitments of the Swingline Lenders and (ii) in no event may the aggregate Swingline Commitments exceed $300,000,000. On the date of any termination or reduction of the Swingline Commitments pursuant to this paragraph (g), the Swingline Borrowers shall pay or prepay so much of the Swingline Loans as shall be necessary in order that, after giving effect to such termination or reduction, (i) the aggregate outstanding principal amount of the ABR Swingline Loans of any Swingline Lender will not exceed the Swingline Commitment of such Swingline Lender and (ii) the aggregate outstanding principal amount of all Swingline Loans will not exceed the aggregate Swingline Commitments.

            (h) Each Swingline Borrower may prepay any Swingline Loan in whole or in part at any time without premium or penalty; provided, that such Swingline Borrower shall have given the Administrative Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) of such prepayment not later than 10:30 a.m., New York City time, on the Business Day designated by such Swingline Borrower for such prepayment; and provided, further, that each partial payment shall be in an amount that is an integral multiple of $1,000,000. Each notice of prepayment under this paragraph (h) shall specify the prepayment date and the principal amount of each Swingline Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit such Swingline Borrower to prepay such Swingline Loan (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this paragraph (h) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment. Each payment of principal of or interest on ABR Swingline Loans shall be allocated, as between the Swingline Lenders, pro rata in accordance with their respective Swingline Percentages.

            (i) All Swingline Loans shall be made in Dollars.

            SECTION 2.7. Letters of Credit.

            (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Issuing Lender agrees, at any time and from time to time on or after the Closing Date until the earlier of
(i) the fifth Business Day preceding the Revolving Credit Maturity Date and (ii) the termination of the Revolving Commitments in accordance with the terms hereof, to issue and deliver or to extend the expiry of Letters of Credit for the account of any Borrower in an aggregate outstanding undrawn amount which does not exceed the maximum amount specified in the applicable Issuing Lender Agreement; provided, that in no event shall the Aggregate LC Exposure exceed $750,000,000 at any time. Each Letter of Credit (i) shall be in a form approved in writing by the applicable Borrower and the applicable Issuing Lender and (ii) shall permit drawings upon the presentation of such documents as shall be specified by such Borrower in the applicable notice delivered pursuant to paragraph (c) below. The Lenders agree that, subject to compliance with the conditions precedent set forth in Section 4.3, any Designated Letter of Credit may be designated as a Letter of Credit hereunder from time to time on or after the Closing Date pursuant to the procedures specified in the definition of "Designated Letters of Credit".

            (b) Each Letter of Credit shall by its terms expire not later than the fifth Business Day preceding the Revolving Credit Maturity Date. Any Letter of Credit may provide for the renewal thereof for additional periods (which shall in no event extend beyond the date referred to in the preceding sentence). Each Letter of Credit shall by its terms provide for payment of drawings in Dollars or in a Foreign Currency; provided, that a Letter of Credit denominated in a Foreign Currency may not be issued if, after giving effect thereto, the Dollar equivalent (calculated on the basis of the applicable Foreign Exchange
Rate) of the aggregate face amount of all Letters of Credit denominated in Foreign Currencies then outstanding would exceed $150,000,000, as determined by the Administrative Agent acting in good faith.

            (c) The applicable Borrower shall give the applicable Issuing Lender and the Administrative Agent written or telecopy notice not later than 10:00 a.m., New York City time, three Business Days (or such shorter period as shall be acceptable to such Issuing Lender) prior to any proposed issuance of a Letter of Credit. Each such notice shall refer to this Agreement and shall specify (i) the date on which such Letter of Credit is to be issued (which shall be a Business Day) and the face amount of such Letter of Credit, (ii) the name and address of the beneficiary, (iii) whether such Letter of Credit is a Financial Letter of Credit or a Non-Financial Letter of Credit (subject to confirmation of such status by the Administrative Agent), (iv) whether such Letter of Credit shall permit a single drawing or multiple drawings, (v) the form of the documents required to be presented at the time of any drawing (together with the exact wording of such documents or copies thereof), (vi) the expiry date of such Letter of Credit (which shall conform to the provisions of paragraph (b) above) and (vii) if such Letter of Credit is to be in a Foreign Currency, the relevant Foreign Currency. The Administrative Agent shall give to each Lender prompt written or telecopy advice of the issuance of any Letter of Credit. Each determination by the Administrative Agent as to whether or not a Letter of Credit constitutes a Financial Letter of Credit shall be conclusive and binding upon the applicable Borrower and the Lenders.

            (d) By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Lender or the Lenders in respect thereof, the applicable Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender's Revolving Credit Percentage at the time of any drawing thereunder of the stated amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In addition, the applicable Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in each Designated Letter of Credit equal to such Lender's Revolving Credit Percentage at the time of any drawing thereunder of the stated amount of such Designated Letter of Credit, effective on the date such Designated Letter of Credit is designated as a Letter of Credit hereunder. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Lender, in accordance with paragraph (f) below, such Lender's Revolving Credit Percentage of each unreimbursed LC Disbursement made by such Issuing Lender; provided, however, that the Lenders shall not be obligated to make any such payment with respect to any payment or disbursement made under any Letter of Credit to the extent resulting from the gross negligence or willful misconduct of such Issuing Lender.

            (e) Each Lender acknowledges and agrees that its acquisition of participations pursuant to paragraph (d) above in respect of Letters of Credit shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the applicable Borrower may have against any Issuing Lender, any Borrower or any other Person, for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the conditions specified in Article IV; (iii) any adverse change in the condition (financial or otherwise) of the applicable Borrower; (iv) any breach of this Agreement by any Borrower or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (f) On the date on which it shall have ascertained that any documents presented under a Letter of Credit appear to be in conformity with the terms and conditions of such Letter of Credit, the applicable Issuing Lender shall give written or telecopy notice to the applicable Borrower and the Administrative Agent of the amount of the drawing and the date on which payment thereon has been or will be made. If the applicable Issuing Lender shall not have received from the applicable Borrower the payment required pursuant to paragraph (g) below by 12:00 noon, New York City time, two Business Days after the date on which payment of a draft presented under any Letter of Credit has been made, such Issuing Lender shall so notify the Administrative Agent, which shall in turn promptly notify each Lender, specifying in the notice to each Lender such Lender's Revolving Credit Percentage of such LC Disbursement. Each Lender shall pay to the Administrative Agent, not later than 2:00 p.m., New York City time, on such second Business Day, such Lender's Revolving Credit Percentage of such LC Disbursement (which obligation shall be expressed in Dollars only), which the Administrative Agent shall promptly pay to the applicable Issuing Lender. The Administrative Agent will promptly remit to each Lender such Lender's Revolving Credit Percentage of any amounts subsequently received by the Administrative Agent from the applicable Borrower in respect of such LC Disbursement; provided, that (i) amounts so received for the account of any Lender prior to payment by such Lender of amounts required to be paid by it hereunder in respect of any LC Disbursement and (ii) amounts representing interest at the rate provided in paragraph (g) below on any LC Disbursement for the period prior to the payment by such Lender of such amounts shall in each case be remitted to the applicable Issuing Lender.

            (g) If an Issuing Lender shall pay any draft presented under a Letter of Credit, the applicable Borrower shall pay to such Issuing Lender an amount equal to the amount of such draft before 12:00 noon, New York City time, on the second Business Day immediately following the date of payment of such draft, together with interest (if any) on such amount at a rate per annum equal to the interest rate in effect for ABR Loans (or, in the case of Foreign Currency denominated Letters of Credit, the rate which would reasonably and customarily be charged by such Issuing Lender on outstanding loans denominated in the relevant Foreign Currency) from (and including) the date of payment of such draft to (but excluding) the date on which such Borrower shall have repaid, or the Lenders shall have refunded, such draft in full (which interest shall be payable on such second Business Day and from time to time thereafter on demand until such Borrower shall have repaid, or the Lenders shall have refunded, such draft in full). In the event that such drawing shall be refunded by the Lenders as provided in Section 2.7(f), the applicable Borrower shall pay to the Administrative Agent, for the account of the Lenders, quarterly on the last day of each March, June, September and December, interest on the amount so refunded at a rate per annum equal to the interest rate in effect for ABR Loans from (and including) the date of such refunding to (but excluding) the date on which the amount so refunded by the Lenders shall have been paid in full in Dollars by such Borrower. Each payment made to an Issuing Lender by the applicable Borrower pursuant to this paragraph shall be made at such Issuing Lender's address for notices specified herein in lawful money of (x) the United States of America (in the case of payments made on Dollar-denominated Letters of Credit) or (y) the applicable foreign jurisdiction (in the case of payments on Foreign Currency-denominated Letters of Credit) and in immediately available funds. The obligation of the applicable Borrower to pay the amounts referred to above in this paragraph (g) (and the obligations of the Lenders under paragraphs (d) and (f) above) shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms irrespective of:

                  (i) any lack of validity or enforceability of any Letter of
            Credit or any Issuing Lender Agreement or of the obligations of any Borrower under this Agreement or any Issuing Lender Agreement;

                  (ii) the existence of any claim, setoff, defense or other
            right which any Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Agents, any Issuing Lender or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the applicable Issuing Lender) or any other Person in connection with this Agreement or any other transaction;

                  (iii) any draft or other document presented under a Letter of
            Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; provided, that payment by the applicable Issuing Lender under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct;

                  (iv) payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document which does not comply in any immaterial respect with the terms of such Letter of Credit; provided, that such payment shall not have constituted gross negligence or willful misconduct; or

                  (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; provided, that such other circumstance or event shall not have been the result of gross negligence or willful misconduct of the applicable Issuing Lender.

            It is understood that in making any payment under a Letter of Credit
(x) such Issuing Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereof equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be forged, fraudulent or invalid in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (y) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in either case, not, in and of itself, be deemed willful misconduct or gross negligence of such Issuing Lender.

            (h) (i) Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating any LC Fee payable in respect of any Business Day, the Administrative Agent shall convert the amount available to be drawn under any Letter of Credit denominated in Foreign Currency into an amount of Dollars based upon the relevant Foreign Exchange Rate in effect for such day. If on any date the Administrative Agent shall notify the applicable Borrower that, by virtue of any change in the Foreign Exchange Rate of any Foreign Currency in which a Letter of Credit is denominated, the Total Revolving Facility Exposure shall exceed the Total Revolving Commitment then in effect, then, within three Business Days after the date of such notice, such Borrower shall prepay the Revolving Credit Loans and/or the Swingline Loans to the extent necessary to eliminate such excess. Each Issuing Lender which has issued a Letter of Credit denominated in a Foreign Currency agrees to notify the Administrative Agent of the average daily outstanding amount thereof for any period in respect of which LC Fees are payable and, upon request by the Administrative Agent, for any other date or period. For all purposes of this Agreement, determinations by the Administrative Agent of the Dollar equivalent of any amount expressed in a Foreign Currency shall be made on the basis of Foreign Exchange Rates reset monthly (or on such other periodic basis as shall be selected by the Administrative Agent in its sole discretion) and shall in each case be conclusive absent manifest error.

            (ii) Notwithstanding anything to the contrary contained in this
Section 2.7, prior to demanding any reimbursement from the Lenders pursuant to
Section 2.7(f) in respect of any Letter of Credit denominated in a Foreign Currency, the relevant Issuing Lender shall convert the obligation of the applicable Borrower under Section 2.7(g) to reimburse such Issuing Lender in such Foreign Currency into an obligation to reimburse such Issuing Lender (and, in turn, the Lenders) in Dollars. The amount of any such converted obligation shall be computed based upon the relevant Foreign Exchange Rate (as quoted by the Administrative Agent to such Issuing Lender) in effect for the day on which such conversion occurs.

            SECTION 2.8. Conversion and Continuation Options.

            (a) The relevant Borrower may elect from time to time to (i) convert Eurocurrency Revolving Loans denominated in Dollars (or, subject to Section 2.10(f), a portion thereof) to ABR Revolving Loans or (ii) convert Eurocurrency US$-Canadian Loans (or, subject to Section 2.10(f), a portion thereof) to ABR US$-Canadian Loans, in each case on the last day of an Interest Period with respect thereto by giving the Administrative Agent prior irrevocable notice of such election. The relevant Borrower may elect from time to time to (x) convert ABR Revolving Loans (subject to Section 2.10(f)) to Eurocurrency Revolving Loans denominated in Dollars or (y) convert ABR US$-Canadian Loans (subject to Section 2.10(f)) to Eurocurrency US$-Canadian Loans, in each case by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurocurrency Revolving Loans or Eurocurrency US$-Canadian Loans shall specify the length of the initial Interest Period therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender or US-Canadian Lender, as applicable, thereof. All or any part of outstanding Eurocurrency Revolving Loans, ABR Revolving Loans, Eurocurrency US$-Canadian Loans or ABR US$-Canadian Loans may be converted as provided herein; provided, that no ABR Revolving Loan or ABR US$-Canadian Loan may be converted into a Eurocurrency Revolving Loan or Eurocurrency US$-Canadian Loan, respectively, when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Facility Lenders with respect to the relevant Facility have determined in its or their sole discretion not to permit such a conversion.

            (b) Any Eurocurrency Revolving Loan or Eurocurrency US$ Canadian Loan (or, in each case, subject to Section 2.10(f), a portion thereof) may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving irrevocable notice to the Administrative Agent, not less than three Business Days prior to the last day of the then current Interest Period with respect thereto, of the length of the next Interest Period to be applicable to such Eurocurrency Loans; provided, that no Eurocurrency Revolving Loan or Eurocurrency US$ Canadian Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Facility Lenders with respect to the relevant Facility have determined in its or their sole discretion not to permit such a continuation; and provided, further, that if the relevant Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurocurrency Revolving Loans or Eurocurrency US$ Canadian Loans shall be automatically converted to ABR Revolving Loans or ABR US$ Canadian Loans, respectively, on the last day of such then expiring Interest Period (in the case of Multi-Currency Revolving Loans, such Loan shall be converted to Dollars at the Foreign Exchange Rate on such date before being converted to ABR Revolving Loans). Upon receipt of any notice from a Borrower pursuant to this Section 2.8(b), the Administrative Agent shall promptly notify each Lender or US-Canadian Lender, as applicable, thereof. The Administrative

Agent shall promptly notify the applicable Borrower upon the determination in accordance with this Section 2.8(b), by it or the Required Facility Lenders, not to permit such a continuation.

            SECTION 2.9. Fees.

            (a) (i) Viacom agrees to pay to the Administrative Agent for the account of each Lender and (ii) Viacom agrees to cause a Canadian Borrower to pay to the Canadian Administrative Agent for the account of each US-Canadian Lender, a Facility Fee for the period from and including the Closing Date to the Revolving Credit Maturity Date (or such earlier date on which the Commitments shall terminate in accordance herewith), computed at a per annum rate equal to the Applicable Facility Fee Rate on such Lender's Commitments or US-Canadian Lender's Canadian Commitments (in each case, whether used or unused); provided that, if such Lender or US-Canadian Lender, as applicable, continues to have any Revolving Facility Exposure or Outstanding Canadian Extensions of Credit, as applicable, after its Commitments terminate, then such Facility Fee shall continue to accrue on the daily amount of such Lender's Revolving Facility Exposure or US-Canadian Lender's Outstanding Canadian Extensions of Credit, as applicable, from and including the date on which its Commitments terminate to but excluding the date on which such Lender or US-Canadian Lender, as applicable, ceases to have any Revolving Facility Exposure or Outstanding Canadian Extensions of Credit, respectively. All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable quarterly in arrears on the last day of each March, June, September and December, on the Revolving Credit Maturity Date or such earlier date on which the Commitments shall be terminated, commencing on the first of such dates to occur after the Closing Date.

            (b) Viacom agrees to pay each Lender, through the Administrative Agent, on the last day of each March, June, September and December and on the Revolving Credit Maturity Date or the date on which the Revolving Commitment of such Lender shall be terminated as provided herein and all Letters of Credit issued hereunder shall have expired, a letter of credit fee (an "LC Fee") computed at a per annum rate equal to the Applicable LC Fee Rate on such Lender's Revolving Credit Percentage of the average daily undrawn amount of the Financial Letters of Credit or Non-Financial Letters of Credit, as the case may be, outstanding during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which the Revolving Commitment of such Lender shall have been terminated and all Letters of Credit issued hereunder shall have expired). All LC Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

            (c) Viacom agrees to pay to the Administrative Agent, for its own account, the administrative agent's fees ("Administrative Agent's Fees") provided for in the Administrative Agent Fee Letter at the times provided therein.

            (d) Each Borrower agrees to pay to each Issuing Lender, through the Administrative Agent, for its own account, the applicable Issuing Lender Fees, including, without limitation, a fronting fee at a rate to be determined by the relevant Borrower and the relevant Issuing Lender payable on the last day of each March, June, September and December to such Issuing Lender for the period from and including the date of issuance of such Letter of Credit to, but not including, the termination date of such Letter of Credit.

            (e) (i) Viacom agrees to pay to the Administrative Agent for the account of each Lender and (ii) Viacom agrees to cause a Canadian Borrower to pay to the Canadian Administrative Agent for the account of each US-Canadian Lender, on each Interest Payment Date for ABR Loans, a utilization fee (a "Utilization Fee") at a rate per annum equal to the Applicable Utilization Fee Rate for each Excess Utilization Day during the period covered by such Interest Payment Date on such Lender's Revolving Facility Exposure or US-Canadian Lender's Outstanding Canadian Extensions of Credit, as applicable, on such Excess Utilization Day. All Utilization Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable in arrears.

            (f) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or the Canadian Administrative Agent, as applicable) for distribution, if and as appropriate, among the relevant Lenders and US-Canadian Lenders or to the Issuing Lenders. Once paid, none of the Fees shall be refundable under any circumstances (other than corrections of errors in payment).

            SECTION 2.10. Interest on Loans; Eurocurrency Tranches; Etc.

            (a) Subject to the provisions of Section 2.11, Eurocurrency Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurocurrency Revolving Loan and each Eurocurrency US$-Canadian Loan, the Eurocurrency Rate for the Interest Period in effect for such Loan plus the Applicable Eurocurrency Margin and (ii) in the case of each Eurocurrency Competitive Loan, the Eurocurrency Rate for the Interest Period in effect for such Loan plus the Margin offered by the Lender making such Loan and accepted by the relevant Borrower pursuant to Section 2.3. The Eurocurrency Rate for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the relevant Borrower and the relevant Lenders or US-Canadian Lenders, as applicable, of such determination.

            (b) Subject to the provisions of Section 2.11, ABR Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate. The Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            (c) Subject to the provisions of Section 2.11, Quoted Swingline Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the relevant Quoted Swingline Rate.

            (d) Subject to the provisions of Section 2.11, each Absolute Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the relevant Borrower pursuant to Section 2.3.
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                                                                              38


            (e) Interest on each Loan shall be payable on each applicable Interest Payment Date.

            (f) Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations, repayments and prepayments of Eurocurrency Revolving Loans or Eurocurrency US$-Canadian Loans, as applicable, hereunder and all selections of Interest Periods hereunder in respect of Eurocurrency Revolving Loans or Eurocurrency US$-Canadian Loans, as applicable, shall be in such amounts and shall be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurocurrency Revolving Loans or Eurocurrency US$-Canadian Loans, as applicable, comprising each Eurocurrency Tranche shall be equal to $50,000,000 (or the Dollar equivalent thereof) or a whole multiple of $5,000,000 (or the Dollar equivalent thereof) in excess thereof. Unless otherwise agreed by the Administrative Agent, in no event shall there be more than 25 Eurocurrency Tranches outstanding at any time.

            (g) If no election as to the Type of Revolving Credit Loan or US$-Canadian Loan is specified in any notice of borrowing with respect thereto, then the requested Loan shall be an ABR Loan, unless such request is for a Revolving Credit Loan denominated in a Multi-Currency. If no Interest Period with respect to a Eurocurrency Revolving Loan or a Eurocurrency US$-Canadian Loan is specified in any notice of borrowing, conversion or continuation, then an Interest Period of one month's duration shall be deemed to have been selected. The Interest Period with respect to a Eurocurrency Competitive Loan shall in no case be less than one month's duration.

            SECTION 2.11. Default Interest.

            If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto pursuant to the provisions of Section 2.10 plus 2% and (b) if all or a portion of any LC Disbursement, any interest payable on any Loan or LC Disbursement or any Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate otherwise applicable to ABR Loans pursuant to Section 2.10(b) plus 2%, in each case, with respect to clauses
(a) and (b) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment). Notwithstanding the foregoing, if all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), C$ Loans shall bear interest at the rate set forth in subsection 3.4(b) of Annex II.

            SECTION 2.12. Alternate Rate of Interest.

            (a) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Loan
(i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon each Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, or

(ii) the Administrative Agent shall have received notice from the Required Facility Lenders in respect of the relevant Facility that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders or US-Canadian Lenders, as applicable, (as conclusively certified by such Lenders or US-Canadian Lenders, as applicable) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrowers and the Lenders and the US-Canadian Lenders, as relevant. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders and the US-Canadian Lenders, as relevant, that the circumstances giving rise to such notice no longer exist, if applicable to the Facility for which notice was given, (i) any request by a Borrower for a Eurocurrency Competitive Loan pursuant to Section 2.3 to be made after such determination shall be of no force and effect and shall be denied by the Administrative Agent,
(ii) any request by a Borrower for a Eurocurrency Revolving Loan denominated in Dollars or a US$-Canadian Loan to be made after such determination shall be deemed to be a request for an ABR Loan (from the relevant Facility), (iii) any request by a Borrower for a Multi-Currency Revolving Loan to be made after such determination shall be deemed to be a request for an ABR Loan in an aggregate principal amount equal to the Dollar equivalent (as determined by the Foreign Exchange Rate on such date) of the relevant Multi-Currency and (iv) any request by a Borrower for conversion into or a continuation of a Eurocurrency Revolving Loan or a US$-Canadian Loan pursuant to Section 2.8 to be made after such determination shall have no force and effect (in the case of a requested conversion) or shall be deemed to be a request for a conversion into an ABR Loan (in the case of a requested continuation; provided, that any request for a conversion of a Multi-Currency Revolving Loan shall be deemed to be a request for a conversion into an ABR Loan in an aggregate principal amount equal to the Dollar equivalent (as determined by the Foreign Exchange Rate on such date) of the relevant Multi-Currency. Also, in the event of any such determination, the relevant Borrower shall be entitled, in its sole discretion, if the requested Competitive Loan has not been made, to cancel its acceptance of the Competitive Bids or to cancel its Competitive Bid Request relating thereto. Each determination by the Administrative Agent or the Required Facility Lenders (with respect to such Facility) hereunder shall be conclusive absent manifest error.

            SECTION 2.13. Termination, Reduction and Increase of Commitments.

            (a) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, Viacom may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Commitments; provided, however, that (i) each partial reduction of the Revolving Commitments shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof and (ii) no such termination or reduction shall be made if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, (x) the Outstanding Revolving Extensions of Credit of any Lender would exceed such Lender's Commitment then in effect or (y) the Total Revolving Facility Exposure would exceed the Total Revolving Commitment then in effect. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this
Section 2.13(a).

            (b) Except as otherwise provided in Section 2.21, each reduction in the Revolving Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. Viacom agrees to pay to the Administrative Agent for the account of the Lenders, on the date of termination or reduction of the Revolving Commitments, the Facility Fees on the amount of the Revolving Commitments so terminated or reduced accrued through the date of such termination or reduction.

            (c) Viacom shall have the right at any time and from time to time to increase the Total Revolving Commitments and the Total Canadian Commitments to an aggregate amount, when added to the aggregate amount of Total Commitments (as defined under the 364-Day Credit Agreement) under the 364-Day Credit Agreement, not to exceed $4,500,000,000 (i) by requesting that one or more banks or other financial institutions not a party to this Agreement become a Lender or a US-Canadian Lender hereunder or (ii) by requesting that any Lender or US-Canadian Lender already party to this Agreement increase the amount of such Lender's Revolving Commitment or such US-Canadian Lender's Canadian Commitment, as applicable; provided, that the addition of any bank or financial institution pursuant to clause (i) above shall be subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld); provided further, the Revolving Commitment or Canadian Commitment of any bank or other financial institution pursuant to clause (i) above, shall be in an aggregate principal amount at least equal to $10,000,000; provided further, the amount of the increase of any Lender's Revolving Commitment or US-Canadian Lender's Canadian Commitment, as applicable, pursuant to clause (ii) above when added to the amount of such Lender's Revolving Commitment or such US-Canadian Lender's Canadian Commitment, respectively, before the increase, shall be in an aggregate principal amount at least equal to $10,000,000.

            (d) Any additional bank, financial institution or other entity which elects to become a party to this Agreement and obtain a Revolving Commitment or Canadian Commitment pursuant to clause (c) of this Section 2.13 above shall execute a New Lender Supplement (each, a "New Lender Supplement") with Viacom and the Administrative Agent, substantially in the form of Exhibit G, whereupon such bank, financial institution or other entity (herein called a "New Lender") shall become a Lender or a US-Canadian Lender, as applicable, for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule 1.1 shall be deemed to be amended to add the name and Revolving Commitment or Canadian Commitment, as applicable, of such New Lender. Any additional bank, financial institution or other entity, which elects to obtain a Canadian Commitment, shall also certify that it is a bank listed on Schedule I, Schedule II or Schedule III to the Bank Act (Canada).

            (e) Any increase in the Total Revolving Commitment or Total Canadian Commitment pursuant to clause (c)(ii) of this Section 2.13 shall be effective only upon the execution and delivery to Viacom and the Administrative Agent of a commitment increase letter in substantially the form of Exhibit H hereto (a "Commitment Increase Letter"), which Commitment Increase Letter shall be delivered to the Administrative Agent not less than five Business Days prior to the Commitment Increase Date and shall specify (i) the amount of the Revolving Commitment or Canadian Commitment, as applicable, of any bank or financial institution not a party to this agreement which is becoming a Lender or US-Canadian Lender, as applicable, or the amount of any increase in the Revolving Commitment of any Lender or Canadian Commitment of any US-Canadian Lender, as applicable, and (ii) the date such increase is to become effective (the "Commitment Increase Date"). Any Lender which elects to obtain a

Canadian Commitment shall certify that it is a bank listed on Schedule I,
Schedule II or Schedule III to the Bank Act (Canada).

            (f) Any increase in the Total Revolving Commitment or Total Canadian Commitment, as applicable, pursuant to this Section 2.13 shall not be effective unless:

                  (i) no Default or Event of Default shall have occurred and be continuing on the Commitment Increase Date;

                  (ii) each of the representations and warranties made by Viacom and the Subsidiary Borrowers (including the Canadian Borrowers) in Sections 3.1, 3.2, 3.4, 3.5 and 3.6 shall be true and correct in all material respects on the Commitment Increase Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

                  (iii) the Administrative Agent shall have received each of (A)
            a certificate of the corporate secretary or assistant secretary of the Borrowers or the Canadian Borrowers, as applicable, as to the taking of any corporate action necessary in connection with such increase and (B) an opinion or opinions of general counsel to the Borrowers or the Canadian Borrowers, as applicable, as to their corporate power and authority to borrow hereunder after giving effect to such increase and such other matters relating thereto as the Administrative Agent and its counsel may reasonably request.

Each notice requesting an increase in the Total Revolving Commitments or Total Canadian Commitments, as applicable, pursuant to this Section 2.13 shall constitute a certification to the effect set forth in clauses (i) and (ii) of this Section 2.13(f).

            (g) Upon a decrease, pursuant to Section 2.13(a) or (b), in the Total Revolving Commitments, Viacom may decrease the Multi-Currency Sublimit with respect to any or all Multi-Currencies in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof. No such termination or reduction shall be made if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Multi-Currency Sublimit with respect to each applicable Multi-Currency would be less than the Multi-Currency Revolving Loans outstanding in such Multi-Currency at such time. Upon an increase, pursuant to Section 2.13(c), in the Total Revolving Commitments or Total Canadian Commitments, as applicable, the Administrative Agent, with the consent of the Required Facility Lenders in respect of the relevant Facility, may increase the Multi-Currency Sublimit with respect to Canadian Dollars or any or all Multi-Currencies to an amount not in excess of the Total Canadian Commitments or Total Revolving Commitments, as applicable.

            (h) No Lender or US-Canadian Lender shall at any time be required to agree to a request of Viacom to increase its Commitment or obligations hereunder.

            SECTION 2.14. Optional Prepayments of Revolving Credit Loans.

            The relevant Borrower may at any time and from time to time prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon giving irrevocable written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent: (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurocurrency Revolving Loans, and (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Revolving Loans. Such notice shall specify the date and amount of prepayment and whether the prepayment is of Eurocurrency Revolving Loans, ABR Revolving Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. If a Eurocurrency Revolving Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the relevant Borrower shall also pay any amounts owing pursuant to Section 2.16. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of ABR Revolving Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Credit Loans shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof.

            SECTION 2.15. Reserve Requirements; Change in Circumstances.

            (a) Notwithstanding any other provision herein, if after the Closing Date any change in applicable law or regulation (including any change in the reserve percentages provided for in Regulation D) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof shall change the basis of taxation of payments to any Lender or US-Canadian Lender of the principal of or interest on any Eurocurrency Loan, Absolute Rate Loan or C$ Loan made by such Lender or US-Canadian Lender (other than changes in respect of taxes imposed on the overall net income of such Lender or US-Canadian Lender by the jurisdiction in which such Lender or US-Canadian Lender has its principal office (or in which it holds any Eurocurrency Loan, Absolute Rate Loan or C$ Loan) or by any political subdivision or taxing authority therein and other than taxes that would not have been imposed but for the failure of such Lender or US-Canadian Lender to comply with applicable certification, information, documentation or other reporting requirements), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of or deposits with or for the account of such Lender or US-Canadian Lender or shall impose on such Lender or US-Canadian Lender or the London interbank market or Toronto interbank market (with respect to C$ Loans), as applicable, any other condition affecting this Agreement or any Eurocurrency Loan, Absolute Rate Loan or C$ Loan made by such Lender or US-Canadian Lender and the result of any of the foregoing shall be to increase the cost to such Lender or US-Canadian Lender of making or maintaining any Eurocurrency Loan, Absolute Rate Loan or C$ Loan or to reduce the amount of any sum received or receivable by such Lender or US-Canadian Lender hereunder (whether of principal, interest or otherwise) in respect of any Eurocurrency Loan, Absolute Rate Loan or C$ Loan by an amount deemed by the applicable Lender or US-Canadian Lender to be material, then the relevant Borrower or Canadian Borrower (with respect to C$ Loans) agrees to pay to such Lender or US-Canadian Lender, as applicable, as provided in paragraph (c) below such additional amount or amounts as will compensate such

Lender or US-Canadian Lender, as applicable, for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if the change giving rise to such request shall, or in good faith should, have been taken into account in formulating the Competitive Bid pursuant to which such Competitive Loan shall have been made.

            (b) If any Lender, any US-Canadian Lender or any Issuing Lender shall have determined that the adoption after the Closing Date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any law, rule, regulation or guideline regarding capital adequacy or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender, US-Canadian Lender (or any lending office of such Lender or US-Canadian Lender) or Issuing Lender or any Lender's, US-Canadian Lender's or Issuing Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's, US-Canadian Lender's or Issuing Lender's capital or on the capital of such Lender's, US-Canadian Lender's or Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender or US-Canadian Lender, as applicable, or the LC Exposure of such Lender or Letters of Credit issued by such Issuing Lender pursuant hereto to a level below that which such Lender or Issuing Lender or such Lender's or Issuing Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or Issuing Lender's policies and the policies of such Lender's or Issuing Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Lender to be material, then from time to time Viacom agrees to pay to such Lender, US-Canadian Lender or Issuing Lender as provided in paragraph (c) below such additional amount or amounts as will compensate such Lender, US-Canadian Lender or Issuing Lender or such Lender's, US-Canadian Lender's or Issuing Lender's holding company for any such reduction suffered.

            (c) A certificate of each Lender, US-Canadian Lender or Issuing Lender setting forth such amount or amounts as shall be necessary to compensate such Lender, US-Canadian Lender or Issuing Lender as specified in paragraph (a) or (b) above, as the case may be, and the basis therefor in reasonable detail shall be delivered to the relevant Borrower or Canadian Borrower and shall be conclusive absent manifest error. The relevant Borrower or Canadian Borrower shall pay each Lender, US-Canadian Lender or Issuing Lender the amount shown as due on any such certificate within 30 days after its receipt of the same. Upon the receipt of any such certificate, the relevant Borrower shall be entitled, in its sole discretion, if any requested Loan has not been made, to cancel its acceptance of the relevant Competitive Bids or to cancel the Competitive Bid Request relating thereto, subject to Section 2.16.

            (d) Except as provided in this paragraph, failure on the part of any Lender or US-Canadian Lender, as applicable, to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or US-Canadian Lender's right to demand compensation with respect to any other period. The protection of this Section 2.15 shall be available to each Lender and US-Canadian Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed so long as it shall be customary for Lenders or US-Canadian Lenders, as applicable, affected thereby to comply therewith. No Lender or US-Canadian Lender shall be entitled to compensation under this Section 2.15 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the relevant Borrower or Canadian Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of
(i) such date and (ii) the date on which it shall have become aware of such costs or reductions. Notwithstanding any other provision of this Section 2.15, no Lender or US-Canadian Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender or US-Canadian Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. In the event any Borrower shall reimburse any Lender or US-Canadian Lender or any Canadian Borrower shall reimburse any US-Canadian Lender pursuant to this
Section 2.15 for any cost and such Lender or US-Canadian Lender shall subsequently receive a refund in respect thereof, such Lender or US-Canadian Lender, as applicable, shall so notify the relevant Borrower or Canadian Borrower and, upon its request, will pay to such Borrower or Canadian Borrower the portion of such refund which such Lender or US-Canadian Lender, as applicable, shall determine in good faith to be allocable to the cost so reimbursed. The covenants contained in this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            SECTION 2.16. Indemnity.

            Each Borrower agrees to indemnify each Lender and US-Canadian Lender, as applicable, and each Canadian Borrower agrees to indemnify each US-Canadian Lender against any loss or expense described below which such Lender or US-Canadian Lender may sustain or incur as a consequence of (a) any failure by such Borrower or Canadian Borrower, as applicable, to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by such Borrower or Canadian Borrower, as applicable, to borrow, continue or convert any Loan hereunder after irrevocable notice of such borrowing, continuation or conversion has been given or deemed given or Competitive Bids have been accepted pursuant to Article II, (c) any payment, prepayment or conversion of a Eurocurrency Loan, Absolute Rate Loan or C$ Loan made to such Borrower or Canadian Borrower, as applicable, required by any other provision of this Agreement or otherwise made or deemed made, whatever the circumstances may be that give rise to such payment, prepayment or conversion, or any transfer of any such Loan pursuant to Section 2.21 or 9.4(b) or subsection 3.8 of Annex II or, on a date other than the last day of the Interest Period applicable thereto, or (d) if any breakage is incurred, any failure by a Borrower to prepay a Eurodollar Loan on the date specified in a notice of prepayment; provided, that any request for indemnification made by any Lender to any Borrower or any Canadian Borrower or by any US-Canadian Lender to any Canadian Borrower pursuant hereto shall be accompanied by such Lender's or US-Canadian Lender's calculation of such amount to be indemnified. The loss or expense for which such Lender or US-Canadian Lender shall be indemnified under this Section 2.16 shall be equal to the excess, if any, as reasonably determined by such Lender or US-Canadian Lender, as applicable, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, continued, prepaid or converted (assumed to be the Eurocurrency Rate in the case of Eurocurrency Loans) for the period from the date of such payment, prepayment, conversion or failure to borrow, continue, prepay or convert to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, continue, prepay or convert, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by the relevant Lender or US-Canadian Lender) that would be realized by such Lender or US-Canadian Lender in reemploying the funds so paid, prepaid, converted or not borrowed, continued, prepaid or converted for such period or Interest Period, as the case may be; provided, however, that such amount shall not include any loss of a Lender's or US-Canadian Lender's margin or spread over its cost of obtaining funds as described above. A certificate of any Lender or US-Canadian Lender setting forth any amount or amounts which such Lender or US-Canadian Lender is entitled to receive pursuant to this Section 2.16 (with calculations in reasonable detail) shall be delivered to the relevant Borrower or Canadian Borrower and shall be conclusive absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            SECTION 2.17. Pro Rata Treatment; Funding Matters; Evidence of Debt.

            (a) Except as required under Section 2.21, each payment or prepayment of principal of any Revolving Credit Loan, each payment of interest on the Revolving Credit Loans, each payment of LC Fees, each payment of Facility Fees, and each reduction of the Commitments, shall be allocated pro rata among the Lenders in accordance with their respective Revolving Commitments (or, if such Revolving Commitments shall have expired or been terminated, in accordance with their Outstanding Revolving Extensions of Credit). Each Lender agrees that in computing such Lender's portion of any Revolving Credit Loan to be made hereunder, the Administrative Agent may, in its discretion, round such Lender's percentage of such Loan to the next higher or lower whole Dollar amount.

            (b) Unless the Administrative Agent shall have received notice from a Lender or US-Canadian Lender, as applicable, prior to the relevant borrowing date that such Lender or US-Canadian Lender, as applicable, will not make available to the Administrative Agent such Lender's portion or US-Canadian Lender's portion of a borrowing, the Administrative Agent may assume that such Lender or US-Canadian Lender, as applicable, has made such portion available to the Administrative Agent on the date of such borrowing in accordance with this Agreement and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Lender or US-Canadian Lender, as applicable, shall not have made such portion available to the Administrative Agent, each of such Lender or US-Canadian Lender, as applicable, and the relevant Borrower agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Borrower, the interest rate applicable at the time to the relevant Loan and (ii) in the case of such Lender or US-Canadian Lender, as applicable, the Federal Funds Effective Rate. If such Lender or US-Canadian Lender, as applicable, shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan or US Canadian Lender's Loan, as applicable, as part of such borrowing for the purposes of this Agreement; provided, that such repayment shall not release such Lender or US-Canadian

Lender, as applicable, from any liability it may have to such Borrower for the failure to make such Loan at the time required herein.

            (c) The failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The failure of any US-Canadian Lender to make the US$-Canadian Loans to be made by it on any Borrowing Date shall not relieve any other US-Canadian Lender of its obligation, if any, hereunder to make its US$-Canadian Loans on such borrowing date, but no US-Canadian Lender shall be responsible for the failure of any other US-Canadian Lender to make the US$-Canadian Loans to be made by such other US-Canadian Lender on such borrowing date.

            (d) Each Lender may at its option make any Eurocurrency Loan by causing any domestic or foreign branch or Lender Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

            (e) Each Lender and each US-Canadian Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender or US-Canadian Lender, as applicable, resulting from each Loan made by it from time to time, including the amounts of principal and interest payable and paid to such Lender or US-Canadian Lender from time to time under this Agreement. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Borrower or Canadian Borrower, as applicable, with respect to each Loan, the Type of each Loan and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower or Canadian Borrower, as applicable, to each Lender or US-Canadian Lender, as applicable, hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from any Borrower or Canadian Borrower, as applicable, and each Lender's or US-Canadian Lender's share thereof. The entries made in the accounts maintained pursuant to this paragraph (e) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender, US-Canadian Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of any Borrower or Canadian Borrower to repay the Loans in accordance with their terms.

            (f) In order to expedite the transactions contemplated by this Agreement, each Subsidiary Borrower and Canadian Borrower shall be deemed, by its execution and delivery of a Subsidiary Borrower Request, to have appointed Viacom to act as agent on its behalf for the purpose of (a) giving any notices contemplated to be given by such Subsidiary Borrower or Canadian Borrower, as applicable, pursuant to this Agreement, including, without limitation, borrowing notices, prepayment notices, continuation notices, conversion notices, competitive bid requests and competitive bid acceptances or rejections and (b) paying on behalf of such Subsidiary Borrower or Canadian Borrower, as applicable, any Subsidiary Borrower Obligations owing by the relevant Subsidiary Borrower or Canadian Borrower; provided, that each

Subsidiary Borrower and Canadian Borrower shall retain the right, in its discretion, to directly give any or all of such notices or make any or all of such payments.

            (g) The Administrative Agent shall promptly notify the Lenders and the US-Canadian Lenders upon receipt of any Subsidiary Borrower Designation and Subsidiary Borrower Request. The Administrative Agent shall promptly notify the Swingline Lenders upon receipt of any designation of a Subsidiary Borrower as a Swingline Borrower.

            SECTION 2.18. Sharing of Setoffs.

            Except to the extent that this Agreement provides for payments to be allocated to Revolving Credit Loans, Swingline Loans or Competitive Loans, as the case may be, each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (other than pursuant to any provision of this Agreement), obtain payment (voluntary or involuntary) in respect of any category of its Loans or such Lender's Revolving Credit Percentage of any LC Disbursement as a result of which the unpaid principal portion of such Loans or the unpaid portion of such Lender's Revolving Credit Percentage of the LC Disbursements shall be proportionately less than the unpaid principal portion of such Loans or the unpaid portion of the Revolving Credit Percentage of the LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans or the Revolving Credit Percentage of the LC Disbursements of such other Lender, so that the aggregate unpaid principal amount of such Loans and participations in such Loans held by each Lender or the Revolving Credit Percentage of LC Disbursements and participations in LC Disbursements held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans or LC Disbursements then outstanding as the principal amount of such Loans or the Revolving Credit Percentage of LC Disbursements of each Lender prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all such Loans or LC Disbursements outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest. Any Lender holding a participation in a Loan or LC Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by any Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower or issued a Letter of Credit for the account of such Borrower in the amount of such participation.

            SECTION 2.19. Payments.

            (a) Except as otherwise expressly provided herein, each Borrower shall make each payment (including principal of or interest on any Loan or any Fees or other amounts) hereunder without setoff or counterclaim and shall make each such payment not later than 12:00 noon, New York City time, on the date when due in Dollars to the Administrative Agent at its offices at The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, in immediately available funds. Notwithstanding the foregoing, each Borrower shall make each payment with respect to any Loan denominated in any Multi-Currency (including principal of or interest on any such Loan or other amounts) hereunder without setoff or counterclaim and shall make each such payment not later than 12:00 noon, London time, on the date when due in the relevant Multi-Currency to the Administrative Agent at its offices at Chase Manhattan International Ltd., 9 Thomas Moore Street, London E1-9YT United Kingdom, in immediately available funds.

            (b) Whenever any payment (including principal of or interest on any Loan or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

            SECTION 2.20. Taxes.

            (a) Any and all payments by each Borrower hereunder shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, charges, fees, deductions, charges or withholdings, and all liabilities with respect thereto imposed by or on behalf of any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) (all such nonexcluded taxes, levies, imposts, duties, charges, fees, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes or Other Taxes from or in respect of any sum payable to any Agent or any Lender hereunder, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Agent or such Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

            (b) The relevant Borrower agrees to pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The relevant Borrower will indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by the applicable jurisdiction on amounts payable under this Section 2.20) paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date such Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor.

            (d) Whenever any Taxes or Other Taxes are payable by any Borrower, within 30 days thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an official receipt received by such Borrower showing payment thereof (or other evidence of such payment reasonably satisfactory to the Administrative Agent).

            (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of the principal of and interest on all Loans made hereunder and of all other amounts payable hereunder.

            (f) Each Lender (or Transferee) that is not a "United States Person" as defined in Section 7701(a)(30) of the Code (such Lender (or Transferee), a "Non-U.S. Person") shall deliver to Viacom and the Administrative Agent (or, in the case of a participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Person claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Person, claiming an exemption with respect to payments of "portfolio interest", delivers a Form W-8BEN, an annual certificate representing that such Non-U.S. Person is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Viacom and is not a controlled foreign corporation related to Viacom (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Person claiming complete exemption from U.S. federal withholding tax on all payments by any Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Person promptly after it becomes a party to this Agreement (or, in the case of any participant, promptly after the date such participant purchases the related participation). In addition, each Non-U.S. Person shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Person. Each Non-U.S. Person shall promptly notify Viacom at any time it determines that it is no longer in a position to provide any previously delivered certificate to Viacom (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Unless Viacom and the Administrative Agent (or, in the case of a participant, the Lender from which the related participation shall have been purchased) have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, the relevant Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments of interest to or for any Lender (or Transferee) that is a Non-U.S. Person. Notwithstanding any other provision of this Section 2.20(f), a Non-U.S. Person shall not be required to deliver any form pursuant to this Section 2.20(f) that such Non-U.S. Person is not legally able to deliver by reason of the adoption of any law, rule or regulation, or any change in any law, rule or regulation or in the interpretation thereof, in each case occurring after the date such Non-U.S. Person becomes a Lender (or Transferee).

            (g) A Lender that is entitled to an exemption from or reduction of any non-U.S. withholding tax under the law of the jurisdiction in which a Borrower is located, or under any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

            (h) No Borrower shall be required to pay any additional amounts to any Agent or Lender pursuant to paragraph (a) above (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Agent or Lender to comply with the provisions of paragraph (f) or (g) above or (ii) in the case of a Transferee, to the extent such additional amounts exceed the additional amounts that would have been payable had no transfer or assignment to such Transferee occurred; provided, however, that each Borrower shall be required to pay those amounts to any Agent or Lender (or Transferee) that it was required to pay hereunder prior to the failure of such Agent or Lender (or Transferee) to comply with the provisions of such paragraph (f) or (g).

            SECTION 2.21. Termination or Assignment of Commitments Under Certain Circumstances.

            (a) Any Lender (or Transferee) claiming any additional amounts payable pursuant to Section 2.15 or Section 2.20 and any US-Canadian Lender (or Transferee) claiming any additional amounts payable pursuant to Section 2.15 or subsection 3.7 of Annex II shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by any Borrower or Canadian Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, US-Canadian Lender or Transferee, be otherwise disadvantageous to such Lender, US-Canadian Lender or Transferee.

            (b) In the event that (w) any Lender or US-Canadian Lender shall have delivered a notice or certificate pursuant to Section 2.15, (x) any Borrower shall be required to make additional payments to any Lender under
Section 2.20, (y) any Canadian Borrower (in respect of C$ Loans) or Borrower (in respect of US$-Canadian Loans) shall be required to make additional payments to any US-Canadian Lender under Section 2.20 or (z) any Lender or US-Canadian Lender (a "Non-Consenting Lender") shall withhold its consent to any amendment described in clause (i) or (ii) of Section 9.8(b) as to which consents have been obtained from Lenders and US-Canadian Lenders having Total Facility Percentages aggregating at least 90%, Viacom shall have the right, at its own expense, upon notice to such Lender or US-Canadian Lender (or Lenders or US-Canadian Lenders) and the Administrative Agent, (i) to terminate the Revolving Commitments of such Lender or terminate the Canadian Commitments of such US-Canadian Lender, as applicable, (except in the case of clause (z) above), or (ii) to require such Lender or US-Canadian Lender (or, in the case of clause (z) above, each Non-Consenting Lender) to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.4) all its interests, rights and obligations under this Agreement to one or more other financial institutions acceptable to Viacom (unless an Event of Default has occurred and is continuing) and the Administrative Agent, which approval in each case shall not be unreasonably withheld, which shall assume such obligations; provided, that (w) in the case of any replacement of Non-Consenting Lenders, each assignee shall have consented to the relevant amendment, (x) no such termination or assignment shall conflict with any law, rule or regulation or order of any Governmental Authority, (y) (I) the Borrowers or the assignee (or assignees) shall pay to each affected Lender and US-Canadian Lender, as applicable, and (II) the Canadian Borrowers or the assignee (or assignees) shall pay to each affected US-Canadian Lender, as the case may be, in each case, in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder and (z) (A) Viacom may not terminate Revolving Commitments representing more than 10% of the original aggregate Revolving Commitments pursuant to this paragraph (b) and (B) Viacom may not terminate Canadian Commitments representing more than 10% of the original aggregate Canadian Commitments pursuant to this paragraph (b).

            SECTION 2.22. Currency Equivalents.

            (a) The Administrative Agent shall determine the Dollar equivalent of each Competitive Bid Loan in a Foreign Currency and each Multi-Currency Revolving Loan as of the first day of each Interest Period applicable thereto and, in the case of any such Interest Period of more than three months, at three-month intervals after the first day thereof. The Administrative Agent shall promptly notify the relevant Borrower and the Lenders of the Dollar equivalent so determined by it. Each such determination shall be based on the Spot Rate (i) (A) for purposes of the initial determination of such Competitive Bid Loan, on the date of the related Competitive Bid Request and (B) for purposes of the initial determination of such Multi-Currency Revolving Loan, on the date of the related Borrowing Request, and (ii) for purposes of subsequent determinations, on the fourth Business Day prior to the date on which such Dollar equivalent is to be determined.

            (b) The Administrative Agent shall determine the Dollar equivalent of the Aggregate LC Exposure related to each Letter of Credit issued in a
Foreign Currency as of the date of the issuance thereof, at three-month intervals after the date of issuance thereof and as of the date of each drawing thereunder. Each such determination shall be based on the Spot Rate (i) on the date of the related notice of any proposed issuance of a Letter of Credit pursuant to Section 2.7(c), in the case of the initial determination of such Letter of Credit, (ii) on the second Business Day prior to the date as of which such Dollar equivalent is to be determined, in the case of any subsequent determination with respect to an outstanding Letter of Credit and (iii) on the
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                                                                              52


second Business Day prior to the related drawing thereunder, in the case of any determination as of a drawing thereunder.

            (c) If after giving effect to any such determination of a Dollar equivalent with respect to Competitive Bid Loans and Letters of Credit, the Dollar equivalent thereof exceeds $150,000,000, Viacom shall, or shall cause the applicable Subsidiary Borrowers to, within five Business Days, (i), in the case of an excess with respect to Competitive Bid Loans, prepay outstanding Competitive Bid Loans in Foreign Currencies to eliminate such excess, and (ii) in the case of an excess with respect to Letters of Credit, cause to be reduced (or, at the relevant Borrower's option, cash collateralized) outstanding Letters of Credit in Foreign Currencies to eliminate such excess, or (iii), in each case, take such other action to the extent necessary to eliminate any such excess. If any such prepayment occurs on a day which is not the last day of the then current Interest Period with respect thereto, Viacom shall, or shall cause the applicable Subsidiary Borrowers to, pay to the Lenders such amounts, if any, as may be required pursuant to Section 2.16. If after giving effect to any such determination of a Dollar with respect to Multi-Currency Revolving Loans, the Dollar equivalent thereof exceeds (A) the Multi-Currency Sublimit for any currency or (B) the Total Multi-Currency Sublimit, Viacom shall, or shall cause the relevant Subsidiary Borrowers to, within five Business Days, prepay outstanding Multi-Currency Revolving Loans so that the Specified Currency Availability for each currency is greater than or equal to zero and so that the Total Specified Currency Availability is greater than or equal to zero or take such other action to the extent necessary to eliminate any such excess.

            (d) Notwithstanding the foregoing, if at any time (i) the Commitment Utilization Percentage is greater than 110%, Viacom shall, or shall cause the relevant Subsidiary Borrowers to, within five Business Days prepay outstanding Competitive Bid Loans in Foreign Currencies, prepay outstanding Multi-Currency Revolving Loans, prepay (or, at the relevant Borrower's option, cash collateralize) outstanding Letters of Credit in Foreign Currencies or take such other action to the extent necessary to eliminate any such excess or (ii) the Dollar equivalent of the outstanding Multi-Currency Revolving Loans is greater than 110% of (A) the Multi-Currency Sublimit for any currency or (B) the Total Multi-Currency Sublimit, Viacom shall, or shall cause the relevant Subsidiary Borrowers to, within five Business Days, prepay outstanding Multi-Currency Revolving Loans so that the Specified Currency Availability for each currency is greater than or equal to zero and so that the Total Specified Currency Availability is greater than or equal to zero or take such other action to the extent necessary to eliminate any such excess.

            (e) If any prepayment occurs pursuant to this Section 2.22 on a day which is not the last day of the then current Interest Period with respect thereto, Viacom shall pay to the Lenders such amounts, if any, as may be required pursuant to Section 2.16.

            SECTION 2.23. Judgment Currency.

            If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due from any Borrower or any Canadian Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's London office (or with respect to C$ Loans, Toronto office) on any Business Day (or with respect to C$ Loans, Business Day (Canada)) preceding that on which the final judgment is given. The obligations of such Borrower or Canadian Borrower, as applicable, in respect of any sum due to any Lender, US-Canadian Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day or Business Day (Canada), as applicable, following receipt by such Lender, US-Canadian Lender or the Administrative Agent, as the case may be, of any sum adjudged to be so due in such other currency such Lender, US-Canadian Lender or the Administrative Agent, as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender, US-Canadian Lender or the Administrative Agent, as the case may be, in the specified currency, such Borrower or Canadian Borrower, as applicable, agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, US-Canadian Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (i) the sum originally due to any Lender, US-Canadian Lender or the Administrative Agent, as the case may be, in the specified currency and
(ii) any amounts shared with other Lenders or US-Canadian Lenders, as applicable, as a result of allocations of such excess as a disproportionate payment to such Lender or US-Canadian Lender as compared to such Lender's Total Revolving Facility Percentage or US-Canadian Lender's Total Canadian Facility Percentage, such Lender, US-Canadian Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower or Canadian Borrower, as applicable.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            Viacom hereby represents and warrants, and each Subsidiary Borrower by its execution and delivery of a Subsidiary Borrower Request represents and warrants (to the extent specifically applicable to such Subsidiary Borrower), to each of the Lenders that:

            SECTION 3.1. Corporate Existence. Each of Viacom and each Material
Subsidiary: (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the failure to have any of the foregoing would not result in a Material Adverse Effect; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would result in a Material Adverse Effect.

            SECTION 3.2. Financial Condition. The consolidated balance sheet of Viacom and its Consolidated Subsidiaries as at December 31, 1999, and the related consolidated statements of income and cash flows of

Viacom and its Consolidated Subsidiaries for the fiscal year ended on such date, with the opinion thereon of PricewaterhouseCoopers LLC, heretofore furnished to each of the Lenders, fairly present the consolidated financial condition of Viacom and its Consolidated Subsidiaries as at such date and the consolidated results of their operations for the fiscal year ended on such date in accordance with GAAP. Neither Viacom nor any of its Material Subsidiaries had on such date any known material contingent liability, except as referred to or reflected or provided for in the Exchange Act Report or in such balance sheets (or the notes thereto) as at such date.

            SECTION 3.3. Litigation. Except as disclosed to the Lenders in the Exchange Act Report filed prior to the Closing Date or otherwise disclosed in writing to the Lenders prior to the Closing Date, there are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority, pending or (to the knowledge of Viacom) threatened against Viacom or any of its Material Subsidiaries which have resulted in a Material Adverse Effect (it being agreed that any legal or arbitral proceedings which have been disclosed in the Exchange Act Report, whether threatened, pending, resulting in a judgment or otherwise, prior to the time a final judgment for the payment of money shall have been recorded against Viacom or any Material Subsidiary by any Governmental Authority having jurisdiction, and the judgment is non-appealable (or the time for appeal has expired) and all stays of execution have expired or been lifted shall not, in and of itself, be deemed to result in a Material Adverse Effect). The "Exchange Act Report" shall mean, collectively, (i) the Annual Report of Viacom on Form 10-K for the year ended December 31, 1999 and Quarterly Reports on Form 10-Q and Reports on Form 8-K of Viacom filed subsequent to December 31, 1999, but on or before February 20, 2001, (ii) the Annual Report of CBS Corporation on Form 10-K for the year ended December 31, 1999 and Quarterly Reports on Form 10-Q and Reports on Form 8-K of Viacom filed subsequent to December 31, 1999, but on or before February 20, 2001, and (iii) Reports on Form S-4 filed on October 7, 1999 and November 22, 2000, in each case, as amended or supplemented on or before February 20, 2001.

            SECTION 3.4. No Breach, etc. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or By-laws (or other equivalent organizational documents) of any Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any material agreement or instrument to which Viacom or any of its Material Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of Viacom or any of its Material Subsidiaries pursuant to the terms of any such agreement or instrument. Neither Viacom nor any of its Material Subsidiaries is in default under or with respect to any of its material contractual obligations in any respect which would have a Material Adverse Effect.

            SECTION 3.5. Corporate Action. Each Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution and delivery by each Borrower of this Agreement (or, in the case of each Subsidiary Borrower, the relevant Subsidiary Borrower Request), and the performance by each Borrower of this Agreement, have been duly authorized by all necessary corporate action on such Borrower's part; this Agreement (or, in the case of each Subsidiary Borrower, the relevant Subsidiary Borrower Request) has been duly and validly executed and delivered by each Borrower; and this Agreement constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            SECTION 3.6. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by each Borrower of this Agreement or for the validity or enforceability hereof.

            SECTION 3.7. ERISA. Viacom and, to the best of its knowledge, its ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the currently applicable provisions of ERISA and the Code except where any failure or non-compliance would not result in a Material Adverse Effect.

            SECTION 3.8. Taxes. As of the Closing Date, United States Federal income tax returns of or including Viacom have been, to the knowledge of Viacom, examined and closed through the fiscal year of Viacom ended December 31, 1994. Viacom and its Material Subsidiaries, to the knowledge of Viacom, have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by or in respect of them and have paid or caused to be paid all taxes shown as due on such returns or pursuant to any assessment received by Viacom or any of its Material Subsidiaries, except those being contested and reserved against in accordance with Section 5.2.

            SECTION 3.9. Investment Company Act. No Borrower is an "investment company", or a company "controlled" by an "investment company", subject to regulation under the Investment Company Act of 1940, as amended.

            SECTION 3.10. Environmental. Except as in the aggregate would not have a Material Adverse Effect, neither Viacom nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance or liability regarding environmental matters or compliance with Environmental Laws with regard to any of its or its Subsidiaries' Properties or business, nor does Viacom have any knowledge that any notice will be received or is being threatened.

            SECTION 3.11. Material Subsidiaries. The list of Material Subsidiaries set forth in the most recently issued Form 10-K of Viacom is complete and correct in all material respects as of the date of the issuance of such Form 10-K.

                                   ARTICLE IV

                     CONDITIONS OF EFFECTIVENESS AND LENDING

            SECTION 4.1. Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions:

            (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of Viacom and Viacom International.

            (b) 364-Day Credit Agreement. All conditions to effectiveness set forth in Section 4.1 of the 364-Day Credit Agreement shall have been satisfied.

            (c) Closing Certificate. The Administrative Agent shall have received a Closing Certificate, substantially in the form of Exhibit E, of Viacom and Viacom International, with appropriate insertions and attachments.

            (d) Termination of Existing Credit Agreements. The Existing Credit Agreements shall have been paid in full and all obligations thereunder shall have been terminated.

            (e) Opinion of Counsel. The Administrative Agent shall have received an opinion of the general counsel of Viacom and Viacom International in form and substance satisfactory to the Administrative Agent and customary for transactions of this type.

            SECTION 4.2. Initial Loans to Subsidiary Borrowers. The obligation of each Lender to make its initial Loan to a particular Subsidiary Borrower, if designated as such after the Closing Date, is subject to the satisfaction of the conditions that (a) Viacom shall have delivered to the Administrative Agent a Subsidiary Borrower Designation for such Subsidiary Borrower and (b) such Subsidiary Borrower shall have furnished to the Administrative Agent (i) a Subsidiary Borrower Request,
(ii) a Closing Certificate of such Subsidiary Borrower, with appropriate insertions and attachments and (iii) one or more executed legal opinions with respect to such Subsidiary Borrower, in form and substance reasonably satisfactory to the Administrative Agent. Viacom may from time to time deliver a subsequent Subsidiary Borrower Designation with respect to any Subsidiary Borrower, countersigned by such Subsidiary Borrower, for the purpose of terminating such Subsidiary Borrower's designation as such, so long as, on the effective date of such termination, all Subsidiary Borrower Obligations in respect of such Subsidiary Borrower shall have been paid in full. In addition, if on any date a Subsidiary Borrower shall cease to be a Subsidiary, all Subsidiary Borrower Obligations in respect of such Subsidiary Borrower shall automatically become due and payable on such date and no further Loans may be borrowed by such Subsidiary Borrower hereunder.

            SECTION 4.3. All Credit Events. The obligation of each Lender to make each Loan, and the obligation of each Issuing Lender to issue each Letter of Credit, are subject to the satisfaction of the following conditions:

            (a) The Administrative Agent shall have received a request for, or notice of, such Credit Event if and as required by Section 2.3, 2.4, 2.6 or 2.7 or subsection 2.2 or 2.3 of Annex II, as applicable;

            (b) Each of the representations and warranties made by Viacom and, in the case of a borrowing by a Subsidiary Borrower, by such Subsidiary Borrower, in Sections 3.1, 3.2, 3.4, 3.5 and 3.6 shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

            (c) At the time of and immediately after giving effect to such Credit Event no Default or Event of Default shall have occurred and be continuing; and

            (d) After giving effect to such Credit Event, (A) with respect to Revolving Credit Loans (i) the Outstanding Revolving Extensions of Credit of each Lender shall not exceed such Lender's Commitment then in effect and (ii) the Total Revolving Facility Exposure shall not exceed the Total Revolving Commitment then in effect, (B) with respect to C$ Loans and US$-Canadian Loans
(i) the Outstanding Canadian Extensions of Credit of each Lender shall not exceed such Lender's Canadian Commitment then in effect and (ii) the Total Canadian Facility Exposure shall not exceed the Total Canadian Commitment then in effect, (C) with respect to Multi-Currency Revolving Loans and C$ Loans, (i) the outstanding Multi-Currency Revolving Loans in a particular Multi-Currency or C$ Loans, as applicable, shall not exceed the Multi-Currency Sublimit for such currency and (ii) the aggregate outstanding Multi-Currency Revolving Loans shall not exceed the Total Multi-Currency Sublimit.

Each Credit Event shall be deemed to constitute a representation and warranty by Viacom on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.3.

                                    ARTICLE V

                                    COVENANTS

            Viacom covenants and agrees with each Lender that, as long as the Commitments shall be in effect or the principal of or interest on any Loan shall be unpaid, or there shall be any Aggregate LC Exposure, unless the Required Lenders shall otherwise consent in writing:

            SECTION 5.1. Financial Statements. Viacom shall deliver to each of the Lenders:

            (a) within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of Viacom, consolidated statements of income and cash flows of Viacom and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a Financial Officer of Viacom which certificate shall state that such financial statements fairly present the consolidated financial condition and results of operations of Viacom and its Consolidated Subsidiaries in accordance with GAAP as at the end of, and for, such period, subject to normal year-end audit adjustments; provided, that the requirement herein for the furnishing of such quarterly financial statements may be fulfilled by providing to the Lenders the report of Viacom to the SEC on Form 10-Q for the applicable quarterly period, accompanied by the officer's certificate described in the last sentence of this Section 5.1;

            (b) within 120 days after the end of each fiscal year of Viacom, consolidated statements of income and cash flows of Viacom and its Consolidated Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon (unqualified as to the scope of the audit) of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of Viacom and its Consolidated Subsidiaries as at the end of, and for, such fiscal year; provided, that the requirement herein for the furnishing of annual financial statements may be fulfilled by providing to the Lenders the report of Viacom to the SEC on Form 10-K for the applicable fiscal year;

            (c) promptly upon their becoming publicly available, copies of all registration statements and regular periodic reports (including without limitation any and all reports on Form 8-K), if any, which Viacom or any of its Subsidiaries shall have filed with the SEC or any national securities exchange;

            (d) promptly upon the mailing thereof to the shareholders of Viacom generally, copies of all financial statements, reports and proxy statements so mailed;

            (e) within 30 days after a Responsible Officer of Viacom knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist which would reasonably be expected to result in a Material Adverse Effect, a statement signed by a senior financial officer of Viacom setting forth details respecting such event or condition and the action, if any, which Viacom or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Viacom or an ERISA Affiliate with respect to such event or condition):

                  (i) any reportable event, as defined in Section 4043(b) of
            ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
            Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code;

                  (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                  (iii) the institution by PBGC of proceedings under Section
            4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Viacom or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                  (iv) the complete or partial withdrawal by Viacom or any ERISA
            Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by Viacom or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                  (v) the institution of a proceeding by a fiduciary of any
            Multiemployer Plan against Viacom or any ERISA Affiliate to enforce
            Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                  (vi) a failure to make a required installment or other payment with respect to a Plan (within the meaning of Section 412(n) of the Code), in which case the notice required hereunder shall be provided within 10 days after the due date for filing notice of such failure with the PBGC;

            (f) promptly after a Responsible Officer of Viacom knows or has reason to believe that any Default or Event of Default has occurred, a notice of such Default or Event of

Default describing it in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that Viacom has taken and proposes to take with respect thereto;

            (g) promptly after a Responsible Officer of Viacom knows that any change has occurred in Viacom's Debt Rating by either Rating Agency, a notice describing such change; and

            (h) promptly from time to time such other information regarding the financial condition, operations or business of Viacom or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender through the Administrative Agent may reasonably request.

Viacom will furnish to the Administrative Agent and each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate (which may be a copy in the case of each Lender) of a Financial Officer of Viacom (a "Compliance Certificate") (i) to the effect that no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing it in reasonable detail and describing the action that Viacom has taken and proposes to take with respect thereto), and (ii) setting forth in reasonable detail the computations (including any pro forma calculations as described in Section 1.2(c)) necessary to determine whether Viacom is in compliance with the Financial Covenant as of the end of the respective quarterly fiscal period or fiscal year. Each Lender hereby agrees that Viacom may, in its discretion, provide any notice, report or other information to be provided pursuant to this
Section 5.1 to such Lender by (i) electronic mail to the electronic mail address provided by such Lender and/or (ii) through access to a web site, including, without limitation, www.sec.gov.

            SECTION 5.2. Corporate Existence, Etc. Viacom will, and will cause each of its Material Subsidiaries to, preserve and maintain its legal existence and all of its material rights, privileges and franchises (provided that (a) nothing in this Section 5.2 shall prohibit any transaction expressly permitted under Section 5.4, (b) the corporate existence of any Subsidiary (other than a Subsidiary Borrower or Viacom International) may be terminated if, in the good faith judgment of the board of directors or the chief financial officer of Viacom, such termination is in the best interests of Viacom and such termination would not have a Material Adverse Effect), and (c)Viacom or such Material Subsidiary shall not be required to preserve or maintain any such right, privilege or franchise if the Board of Directors of Viacom or such Material Subsidiary, as the case may be, shall determine that the preservation or maintenance thereof is no longer desirable in the conduct of the business of Viacom or such Material Subsidiary, as the case may be); comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all Environmental Laws) and with all contractual obligations if failure to comply with such requirements or obligations would reasonably be expected to result in a Material Adverse Effect; pay and discharge all material taxes, assessments, governmental charges, levies or other obligations of whatever nature imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge, levy or other obligation the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all its Property used or useful in its business in good working order and condition, ordinary wear and tear excepted, all as in the judgment of Viacom or such Material Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times (provided that Viacom or such Material Subsidiary shall not be required to maintain any such Property if the failure to maintain any such Property is, in the judgment of Viacom or such Material Subsidiary, desirable in the conduct of the business of Viacom or such Material Subsidiary); keep proper books of records and accounts in which entries that are full, true and correct in all material respects shall be made in conformity with GAAP; and permit representatives of any Lender, during normal business hours upon reasonable advance notice, to inspect any of its books and records and to discuss its business and affairs with its Financial Officers or their designees, all to the extent reasonably requested by such Lender.

            SECTION 5.3. Insurance. Viacom will, and will cause each of its Material Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business and similarly situated against loss or damage of the kinds and in the amounts consistent with prudent business practice and carry such other insurance as is consistent with prudent business practice (it being understood that self-insurance shall be permitted to the extent consistent with prudent business practice).

            SECTION 5.4. Prohibition of Fundamental Changes. Viacom will not, and will not permit any of its Material Subsidiaries to (i) enter into any transaction of merger, consolidation, liquidation or dissolution or (ii) Dispose of, in one transaction or a series of related transactions, all or a substantial part of the consolidated assets of Viacom and its Subsidiaries taken as a whole, whether now owned or hereafter acquired (excluding (x) financings by way of sales of receivables or inventory, (y) inventory or other Property Disposed of in the ordinary course of business and (z) obsolete or worn-out Property, tools or equipments no longer used or useful in its business). Notwithstanding the foregoing provisions of this Section 5.4:

            (a) Viacom may consummate the Blockbuster Event;

            (b) any Subsidiary of Viacom may be merged or consolidated with or into: (i) Viacom if Viacom shall be the continuing or surviving corporation or
(ii) any other such Subsidiary; provided, that (x) if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, such Wholly Owned Subsidiary shall be the continuing or surviving corporation and (y) if any such transaction shall be between a Subsidiary and a Subsidiary Borrower, the continuing or surviving corporation shall be a Subsidiary Borrower;

            (c) any Subsidiary of Viacom may distribute, dividend or Dispose of any of or all its Property (upon voluntary liquidation or otherwise) to Viacom or a Wholly Owned Subsidiary of Viacom;

            (d) Viacom may merge or consolidate with or into any other Person (including, without limitation, Viacom International) if (i) either (x) Viacom is the continuing or surviving corporation or (y) the corporation formed by such consolidation or into which Viacom is merged shall be a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the obligations of Viacom hereunder pursuant to a written agreement and shall have delivered to the Administrative Agent such agreement and a certificate of a Responsible Officer and an opinion of counsel to the effect that such merger or consolidation complies with this Section 5.4(c), and (ii) after giving effect thereto and to any repayment of Loans to be made upon consummation thereof (it being expressly understood that no repayment of Loans is required solely by virtue thereof), no Default or Event of Default shall have occurred and be continuing;

            (e) any Subsidiary of Viacom may merge or consolidate with or into any other Person if, after giving effect thereto and to any repayment of Loans to be made upon the consummation thereof (it being expressly understood that, except as otherwise expressly provided in Section 4.2 with respect to Subsidiary Borrowers, no repayment of Loans is required solely by virtue thereof), no Default or Event of Default shall have occurred and be continuing; and

            (f) Viacom or any Subsidiary of Viacom may Dispose of its Property if, after giving effect thereto and to any repayment of Loans to be made upon the consummation thereof (it being expressly understood that, except as otherwise expressly provided in Section 4.2 with respect to Subsidiary Borrowers, no repayment of Loans is required solely by virtue thereof), no Default or Event of Default shall have occurred and be continuing.

            SECTION 5.5. Limitation on Liens. Viacom shall not, directly or indirectly, create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its Properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, except:

            (a) purchase money Liens or purchase money security interests upon or in any Property acquired or held by Viacom or any Subsidiary of Viacom in the ordinary course of business to secure the purchase price of such Property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such Property;

            (b) Liens existing on Property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition);

            (c) Liens on Property of Persons which become or became Subsidiaries securing Indebtedness existing, with respect to any such Person, on the date such Person becomes or became a Subsidiary (other than any such Lien created in contemplation of such Person becoming a Subsidiary);

            (d) Liens securing Indebtedness incurred by Viacom or any Subsidiary of Viacom; provided, however, that the aggregate principal amount of Indebtedness referred to in this clause (d) secured by Liens shall not exceed $30,000,000 at any time outstanding; and

            (e) any Lien securing the renewal, extension or refunding of any Indebtedness secured by any Lien permitted by clause (a), (b), (c) or (d) above that does not extend to Indebtedness other than that which is being renewed, extended or refunded.

            SECTION 5.6. Limitation on Subsidiary Indebtedness. Viacom will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness (which includes, for the purposes of this Section 5.6, any preferred stock), except:

            (a) Indebtedness of any Person which is acquired by Viacom or any of its Subsidiaries after the Closing Date, which Indebtedness was outstanding prior to the date of acquisition of such Person and was not created in anticipation thereof;

            (b) any Indebtedness owing by Viacom or any of its Subsidiaries to Viacom or any of its Subsidiaries (including any intercompany Indebtedness created by the declaration of a note payable dividend by any Subsidiary to Viacom or any of its other Subsidiaries);

            (c) Indebtedness (including backed-up commercial paper) of any Subsidiary Borrower or Viacom International under this Agreement;

            (d) Indebtedness (including backed-up commercial paper) existing at any time under the 364-Day Credit Agreement or under the Existing Infinity Credit Agreement;

            (e) Indebtedness outstanding on the Closing Date, with such Indebtedness outstanding as of September 30, 2000 being set forth on Schedule 5.6;

            (f) any replacement, renewal, refinancing or extension of any Indebtedness permitted by Section 5.6(a) through (d) or set forth on Schedule
5.6 that does not exceed the aggregate principal amount (plus associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended (except that accrued and unpaid interest may be part of any refinancing); and

            (g) Indebtedness incurred after the Closing Date; provided, that after giving effect thereto the aggregate principal amount of Indebtedness incurred pursuant to this paragraph (g) that is outstanding on such date (it being understood that, for the purposes of this paragraph (g), the term "Indebtedness" does not include Indebtedness excepted by any of clauses (a) through (f) inclusive) does not exceed the greater of (i) an aggregate principal amount in excess of 5% of Consolidated Tangible Assets (measured by reference to the then latest financial statements delivered pursuant to Section 5.1(a) or
(b), as applicable) and (ii) $800,000,000 at any time.

            SECTION 5.7. Consolidated Coverage Ratio. Viacom will not permit the Consolidated Coverage Ratio for any period of four consecutive fiscal quarters to be less than 3.00 to 1.00.

            SECTION 5.8. Use of Proceeds. On and after the Closing Date, each Borrower will use the proceeds of the Loans and will use the Letters of Credit hereunder solely for general corporate purposes, including, without limitation, acquisitions and commercial paper backup (in each case in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulation U and the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations thereunder); provided, that neither any Agent, nor any Lender shall have any responsibility as to the use of any of such proceeds.

            SECTION 5.9. Transactions with Affiliates. Excepting transactions directly or indirectly entered into pursuant to any agreement entered into prior to the Closing Date, or transactions contemplated by any agreement directly or indirectly entered into prior to the Closing Date, Viacom will not, and will not permit any of its Material Subsidiaries to, directly or indirectly enter into any material transaction with any Affiliate of Viacom except on terms at least as favorable to Viacom or such Subsidiary as it could obtain on an arm's-length basis.

                                   ARTICLE VI

                               EVENTS OF DEFAULT.

            In case of the happening of any of the following events ("Events of Default"):

            (a) (i) any Borrower shall default in the payment when due of any principal of any Loan or (ii) any Borrower shall default in the payment when due of any interest on any Loan, any reimbursement obligation in respect of any LC Disbursement, any Fee or any other amount payable by it hereunder and, in the case of this clause (ii), such default shall continue unremedied for a period of five Business Days;

            (b) any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by any Borrower, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

            (c) (i) Viacom shall default in the performance of any of its obligations under Sections 5.7 or 5.8, (ii) Viacom shall default in the performance of any of its obligations under Section 5.4 and, in the case of this clause (ii), such default shall continue unremedied for a period of 5 days after notice thereof to Viacom by the Administrative Agent or the Required Lenders (through the Administrative Agent) or (iii) Viacom shall default in the performance of any of its other obligations under this Agreement and, in the case of this clause (iii), such default shall continue unremedied for a period of 15 days after notice thereof to Viacom by the Administrative Agent or the Required Lenders (through the Administrative Agent);

            (d) Viacom or any of its Subsidiaries shall (i) fail to pay at final maturity any Indebtedness in an aggregate amount in excess of $250,000,000, or
(ii) fail to make any payment (whether of principal, interest or otherwise), regardless of amount, due in respect of, or fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing, any such Indebtedness, in excess of $250,000,000 if the effect of any failure referred to in this clause (ii) has caused such Indebtedness to become due prior to its stated maturity (it being agreed that for purposes of this paragraph (d) only, the term "Indebtedness" shall include obligations under any interest rate protection agreement, foreign currency exchange agreement or other interest or exchange rate hedging agreement and that the amount of any Person's obligations under any such agreement shall be the net amount that such Person could be required to pay as a result of a termination thereof by reason of a default thereunder);

            (e) Viacom or any of its Material Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as such debts become due;

            (f) Viacom or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee or liquidator of itself or of all or a substantial part of its Property,
(ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing;

            (g) a proceeding or a case shall be commenced, without the application or consent of Viacom or any of its Material Subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Viacom or such Material Subsidiary or of all or any substantial part of its assets or (iii) similar relief in respect of Viacom or such Material Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against Viacom or such Material Subsidiary shall be entered in an involuntary case under the Bankruptcy Code;

            (h) a final judgment or judgments for the payment of money in excess of $250,000,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against Viacom and/or any of its Material Subsidiaries and the same shall not be paid or discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of the date of entry thereof and Viacom or the relevant Material Subsidiary shall not, within said period of 60 days,
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                                                                              66


or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

            (i) an event or condition specified in Section 5.1(e) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Viacom or any ERISA Affiliate shall incur or shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute a Material Adverse Effect; or

            (j) The guarantee (i) by Viacom contained in Section 8.1 shall cease, for any reason, to be in full force and effect or Viacom shall so assert or (ii) by Viacom International contained in Section 8.2 shall cease, for any reason except pursuant to Section 8.2(g), to be in full force and effect or Viacom International shall so assert;

then and in every such event (other than an event with respect to Viacom described in paragraph (f) or (g) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Viacom, take any or all of the following actions, at the same or different times: (I) terminate forthwith the Commitments, (II) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of each Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein to the contrary notwithstanding, and (III) require that Viacom deposit cash with the Administrative Agent, in an amount equal to the Aggregate LC Exposure, as collateral security for the repayment of any future LC Disbursements; and in any event with respect to any Borrower described in paragraph (f) or (g) above, (A) if such Borrower is Viacom, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of each Borrower accrued hereunder, shall automatically become due and payable and Viacom shall be required to deposit cash with the Administrative Agent, in an amount equal to the Aggregate LC Exposure, as collateral security for the repayment of any future drawings under the Letters of Credit and (B) if such Borrower is a Subsidiary Borrower, the principal of the Loans made to such Subsidiary Borrower then outstanding, together with accrued interest thereon and all other liabilities of such Subsidiary Borrower accrued hereunder, shall automatically become due and payable and such Subsidiary Borrower shall be required to deposit cash with the Administrative Agent, in an amount equal to the outstanding Letters of Credit issued to such Subsidiary Borrower, as collateral security for the repayment of any future drawings under the Letters of Credit, in each case without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein to the contrary notwithstanding.
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                                                                              67


                                  ARTICLE VII

                                   THE AGENTS

            In order to expedite the transactions contemplated by this Agreement, each Agent is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders and the Issuing Lenders hereby irrevocably authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. Each of the US-Canadian Lenders hereby irrevocably authorizes the Canadian Administrative Agent to take such actions on its behalf and to exercise such powers as are specifically delegated to the Canadian Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans (excepting C$ Loans) and the LC Disbursements and all other amounts due to the Lenders and Issuing Lenders (excepting with respect to the US-Canadian Lenders, any Fees or other fees payable under this Agreement) hereunder, and promptly to distribute to each Lender and Issuing Lender its proper share of each payment so received;
(b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender and Issuing Lender copies of all notices, financial statements and other materials delivered by any Borrower pursuant to this Agreement as received by the Administrative Agent. The Canadian Administrative Agent is hereby expressly authorized by the US-Canadian Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the US-Canadian Lenders all payments of principal of and interest on the C$ Loans and all other amounts due to the US-Canadian Lenders hereunder (except in respect of their US$-Canadian Loans), and promptly to distribute to each US-Canadian Lender its proper share of each payment so received; (b) to give notice on behalf of each of the US-Canadian Lenders to the Administrative Agent of any Event of Default specified in this Agreement of which the Canadian Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each US-Canadian Lender and the Administrative Agent copies of all notices, financial statements and other materials delivered by any Canadian Borrower pursuant to this Agreement as received by the Canadian Administrative Agent.

            Neither any Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in
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                                                                              68


accordance with written instructions signed by the Required Lenders (or, when expressly required hereby, all the Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and the Issuing Lenders. The Administrative Agent and the Canadian Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Agents nor any of their directors, officers, employees or agents shall have any responsibility to any Borrower on account of the failure of or delay in performance or breach by any Lender or Issuing Lender of any of its obligations hereunder or to any Lender or Issuing Lender on account of the failure of or delay in performance or breach by any other Agent, any other Lender or Issuing Lender or any Borrower of any of their respective obligations hereunder or in connection herewith. The Administrative Agent and the Canadian Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by the Administrative Agent with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

            The Lenders and the Issuing Lenders hereby acknowledge that neither the Administrative Agent nor the Canadian Administrative Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by (i) with respect to the Administrative Agent, the Required Lenders or the Required Revolving Lenders, as applicable, and (ii) with respect to the Canadian Administrative Agent, the Required Canadian Lenders.

            Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Canadian Administrative Agent, the Lenders, the Issuing Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint from the Lenders a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint from the Lenders a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an affiliate of any such bank, which successor shall be acceptable to Viacom (such acceptance not to be unreasonably withheld). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

            Subject to the appointment and acceptance of a successor Canadian Administrative Agent as provided below, the Canadian Administrative Agent may resign at any time by notifying the Administrative Agent, the US-Canadian Lenders and the Borrowers. Upon any such resignation, the Required Canadian Lenders shall have the right to appoint from the US-Canadian Lenders a successor. If no successor shall have been so appointed by the Required

Canadian Lenders and shall have accepted such appointment within 30 days after the retiring Canadian Administrative Agent gives notice of its resignation, then the retiring Canadian Administrative Agent may, on behalf of the US-Canadian Lenders, appoint from the US-Canadian Lenders a successor Canadian Administrative Agent which shall be a bank with an office in New York, New York and in Toronto, Ontario, having a combined capital and surplus of at least $500,000,000 or an affiliate of any such bank, which successor shall be acceptable to Viacom (such acceptance not to be unreasonably withheld). Upon the acceptance of any appointment as Canadian Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Canadian Administrative Agent and the retiring Canadian Administrative Agent shall be discharged from its duties and obligations hereunder. After the Canadian Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Canadian Administrative Agent.

            With respect to the Loans made by them and their LC Exposure hereunder, the Agents in their individual capacity and not as Agents shall have the same rights and powers as any other Lender and may exercise the same as though they were not Agents, and the Agents and their affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any of their respective Subsidiaries or any Affiliate thereof as if they were not Agents.

            Each Lender and Issuing Lender agrees (i) to reimburse the Administrative Agent and the Canadian Administrative Agent in the amount of its pro rata share (based on its Total Facility Percentage or, after the date on which the Loans shall have been paid in full, based on its Total Facility Percentage immediately prior to such date) of any reasonable, out-of-pocket expenses incurred for the benefit of the Lenders or the Issuing Lenders by the Administrative Agent or the Canadian Administrative Agent, as applicable, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Issuing Lenders, which shall not have been reimbursed by or on behalf of any Borrower and (ii) to indemnify and hold harmless the Administrative Agent and the Canadian Administrative Agent and any of their respective directors, officers, employees or agents, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent or Canadian Administrative Agent, as applicable, in any way relating to or arising out of this Agreement or any action taken or omitted by it under this Agreement, to the extent the same shall not have been reimbursed by or on behalf of Viacom; provided, that no Lender or Issuing Lender shall be liable to the Administrative Agent, the Canadian Administrative Agent or any such director, officer, employee or agent for any portion of such liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent, the Canadian Administrative Agent or any of their respective directors, officers, employees or agents, as applicable.

            Each Lender and Issuing Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender or
Issuing Lender and based on such
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                                                                              70


documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or Issuing Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

            Neither the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers nor any managing agent shall have any duties or responsibilities hereunder in its capacity as such.

                                  ARTICLE VIII

                                   GUARANTEES

            SECTION 8.1. Viacom Guarantee. (a) Guarantee. In order to induce the Administrative Agent and the Lenders to become bound by this Agreement and to make the Loans hereunder to the Subsidiary Borrowers, and in consideration thereof, Viacom hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by each Subsidiary Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Subsidiary Borrower Obligations, and Viacom further agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this
Section 8.1(a). The guarantee contained in this Section 8.1(a), subject to
Section 8.1(e), shall remain in full force and effect until the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto any Subsidiary Borrower may be free from any Subsidiary Borrower Obligations. Viacom agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this
Section 8.1, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Section 8.1 for such purpose. No payment or payments made by any Subsidiary Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Subsidiary Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Viacom under this Section 8.1 which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Subsidiary Borrower Obligations until, subject to Section 8.1(e), the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated. Notwithstanding any other provision herein, the maximum liability of Viacom under this Section 8.1 shall in no event exceed the amount which can be guaranteed by Viacom under applicable law.

            (b) No Subrogation, etc. Notwithstanding any payment or payments made by Viacom hereunder, or any set-off or application of funds of Viacom by the Administrative Agent or any Lender, Viacom shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Subsidiary Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations, nor shall Viacom seek or be entitled to seek any contribution, reimbursement, exoneration or indemnity from or against any Subsidiary Borrower in respect of payments made by Viacom hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Subsidiary Borrowers on account of the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated. So long as the Subsidiary Borrower Obligations remain outstanding, if any amount shall be paid by or on behalf of any Subsidiary Borrower or any other Person to Viacom on account of any of the rights waived in this Section 8.1, such amount shall be held by Viacom in trust, segregated from other funds of Viacom, and shall, forthwith upon receipt by Viacom, be turned over to the Administrative Agent in the exact form received by Viacom (duly indorsed by Viacom to the Administrative Agent, if required), to be applied against the Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

            (c) Amendments, etc. with respect to the Subsidiary Borrower Obligations. Viacom shall remain obligated under this Section 8.1 notwithstanding that, without any reservation of rights against Viacom, and without notice to or further assent by Viacom, any demand for payment of or reduction in the principal amount of any of the Subsidiary Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Subsidiary Borrower Obligations continued, and the Subsidiary Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Required Lenders (or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Subsidiary Borrower Obligations or for the guarantee contained in this Section 8.1 or any property subject thereto.

            (d) Guarantee Absolute and Unconditional. Viacom waives any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 8.1 or acceptance of the guarantee contained in this Section 8.1; the Subsidiary Borrower Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 8.1; and all dealings between Viacom or the Subsidiary Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 8.1. Viacom waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Viacom or any Subsidiary Borrower with respect to the Subsidiary Borrower Obligations. The guarantee contained in this Section 8.1 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any of the Subsidiary Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) the legality under applicable requirements of law of repayment by the relevant Subsidiary Borrower of any Subsidiary Borrower Obligations or the adoption of any requirement of law purporting to render any Subsidiary Borrower Obligations null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance by the applicable Subsidiary Borrower) which may at any time be available to or be asserted by Viacom against the Administrative Agent or any Lender, or (d) any other circumstance whatsoever (with or without notice to or knowledge of Viacom or any Subsidiary Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Subsidiary Borrower for any of its Subsidiary Borrower Obligations, or of Viacom under the guarantee contained in this Section 8.1, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 8.1 against Viacom, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Subsidiary Borrower or any other Person or against any collateral security or guarantee for the Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Subsidiary Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Subsidiary Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Viacom of any liability under this Section 8.1, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against Viacom.

            (e) Reinstatement. The guarantee contained in this Section 8.1 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

            (f) Payments. Viacom hereby agrees that any payments in respect of the Subsidiary Borrower Obligations pursuant to this Section 8.1 will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the office of the Administrative Agent specified in Section 9.1. Notwithstanding the foregoing, any payments in respect of the Subsidiary Borrower Obligations pursuant to this Section 8.1 with respect to any Loan denominated in any Multi-Currency (including principal of or interest on any such Loan or other amounts) hereunder shall be made without setoff or counterclaim to the Administrative Agent at its offices at Chase Manhattan International Ltd., 9 Thomas Moore Street, London E1-9YT United Kingdom, in immediately available funds.

            SECTION 8.2. Viacom International Guarantee. (a) Guarantee. In order to induce the Administrative Agent and the Lenders to become bound by this Agreement and to make the Loans hereunder to Viacom, and in consideration thereof, Viacom International hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by Viacom when due (whether at stated maturity, by acceleration or otherwise) of the Viacom Obligations, and Viacom International further agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this
Section 8.2(a). The guarantee contained in this Section 8.2(a), subject to
Section 8.2(e), shall remain in full force and effect until the Viacom Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto Viacom may be free from any Viacom Obligations. Viacom International agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 8.2, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Section 8.2 for such purpose. No payment or payments made by Viacom or any other Person or received or collected by the Administrative Agent or any Lender from Viacom or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Viacom Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Viacom International under this Section 8.2 which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Viacom Obligations until, subject to Section 8.2(e), the Viacom Obligations are paid in full and the Commitments are terminated. Notwithstanding any other provision herein, the maximum liability of Viacom International under this
Section 8.2 shall in no event exceed the amount which can be guaranteed by Viacom International under applicable law.

            (b) No Subrogation, etc. Notwithstanding any payment or payments made by Viacom International hereunder, or any set-off or application of funds of Viacom International by the Administrative Agent or any Lender, Viacom International shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against Viacom or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Viacom Obligations, nor shall Viacom International seek or be entitled to seek any contribution, reimbursement, exoneration or indemnity from or against Viacom in respect of payments made by Viacom International hereunder, until all amounts owing to the Administrative Agent and the Lenders by Viacom on account of the Viacom Obligations are paid in full and the Commitments are terminated. So long as the Viacom Obligations remain outstanding, if any amount shall be paid by or on behalf of Viacom or any other Person to Viacom International on account of any of the rights waived in this Section 8.2, such amount shall be held by Viacom International in trust, segregated from other funds of Viacom International, and shall, forthwith upon receipt by Viacom International, be turned over to the Administrative Agent in the exact form received by Viacom International (duly indorsed by Viacom International to the Administrative Agent, if required), to be applied against the Viacom Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

            (c) Amendments, etc. with respect to the Viacom Obligations. Viacom International shall remain obligated under this Section 8.2 notwithstanding that, without any reservation of rights against Viacom International, and without notice to or further assent by Viacom International, any demand for payment of or reduction in the principal amount of any of the Viacom Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Viacom Obligations continued, and the Viacom Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Required Lenders (or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Viacom Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Viacom Obligations or for the guarantee contained in this Section 8.2 or any property subject thereto.

            (d) Guarantee Absolute and Unconditional. Viacom International waives any and all notice of the creation, renewal, extension or accrual of any of the Viacom Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section
8.2 or acceptance of the guarantee contained in this Section 8.2; the Viacom Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 8.2; and all dealings between Viacom International or Viacom, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 8.2. Viacom International waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Viacom International or Viacom with respect to the Viacom Obligations. The guarantee contained in this Section 8.2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any of the Viacom Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) the legality under applicable requirements of law of repayment by Viacom of any Viacom Obligations or the adoption of any requirement of law purporting to render any Viacom Obligations null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance by Viacom) which may at any time be available to or be asserted by Viacom International against the Administrative Agent or any Lender, or (d) any other circumstance whatsoever (with or without notice to or knowledge of Viacom International or Viacom) which constitutes, or might be construed to constitute, an equitable or legal discharge of Viacom for any of its Viacom Obligations, or of Viacom International under the guarantee contained in this
Section 8.2, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 8.2 against Viacom International, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against Viacom or any other Person or against any collateral security or guarantee for the Viacom Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from Viacom or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Viacom or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Viacom International of any liability under this Section 8.2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against Viacom International.

            (e) Reinstatement. The guarantee contained in this Section 8.2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Viacom Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Viacom or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Viacom or any substantial part of its property, or otherwise, all as though such payments had not been made.

            (f) Payments. Viacom International hereby agrees that any payments in respect of the Viacom Obligations pursuant to this Section 8.2 will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the office of the Administrative Agent specified in Section 9.1. Notwithstanding the foregoing, any payments in respect of the Viacom Obligations pursuant to this
Section 8.2 with respect to any Loan denominated in any Multi-Currency
(including principal of or interest on any such Loan or other amounts) hereunder shall be made without
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                                                                              76


setoff or counterclaim to the Administrative Agent at its offices at Chase Manhattan International Ltd., 9 Thomas Moore Street, London E1-9YT United Kingdom, in immediately available funds.

            (g) Release of Guarantee. Notwithstanding the foregoing, the guarantee contained in this Section 8.2 shall be released on the earlier of the date on which (i) all notes, debentures and bonds now or hereafter issued by Viacom which carry a Viacom International guarantee (the "Bonds") are paid in full and (ii) the guarantee of Viacom International with respect to the Bonds is released. On such date, this Section 8.2, including without limitation Section 8.2(e), shall be deemed to have no legal effect whatsoever.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.1. Notices. Notices and other communications provided for herein shall be in writing (or, where permitted to be made by telephone, shall be confirmed promptly in writing) and shall be delivered by hand or overnight courier service, mailed or sent by telecopier as follows:

            (a) if to Viacom, to it at Viacom Inc., 1515 Broadway, New York, New York 10036, Attention of Vice President and Treasurer (Telecopy No. (212) 860-2341), with a copy to General Counsel (Telecopy No. (212) 975-9856);

            (b) if to Viacom International, to it c/o Viacom Inc., 1515 Broadway, New York, New York 10036, Attention of Vice President and Treasurer (Telecopy No. (212) 860-2341), with a copy to General Counsel (Telecopy No.
(212) 975-9856);

            (c) if to the Administrative Agent, to it at The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention: William Rottino (Telecopy No. 212-270-1204), with a copy to The Chase Manhattan Bank, One Chase Manhattan Plaza, New York, New York, 10080, Attention: Camille Wilson (Telecopy No. 212-552-5700);

            (d) if to any Issuing Lender, to it at the address for notices specified in the applicable Issuing Lender Agreement;

            (e) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto; and

            (f) if to a Subsidiary Borrower, to it at its address set forth in the relevant Subsidiary Borrower Request.

Notwithstanding the foregoing, each of Viacom, any other Borrower, the Administrative Agent and the Issuing Lender may, in its discretion, provide any notice, report or other information to
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                                                                              77


be provided under this Agreement to a Lender by (i) electronic mail to the electronic mail address provided by such Lender in its Administrative Questionnaire and/or (ii) through access to a web site. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on (A) the date of receipt if delivered by hand or overnight courier service or sent by telecopy or electronic mail, (B) the date of posting if given by web site access, (C) the date of such telephone call, if permitted by the terms hereof and if promptly confirmed in writing, or (D) on the date five Business Days after dispatch by registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.1.

            SECTION 9.2. Survival of Agreement. All representations and warranties made hereunder and in any certificate delivered pursuant hereto or in connection herewith shall be considered to have been relied upon by the Agents and the Lenders and shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder, regardless of any investigation made by the Agents or the Lenders or on their behalf.

            SECTION 9.3. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each Borrower, each Agent and each Lender and their respective successors and assigns, except that Viacom shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior consent of all the Lenders.

            SECTION 9.4. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of each Borrower, any Agent or any Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

            (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment or Swingline Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or a Lender Affiliate (other than if at the time of such assignment, such Lender or Lender Affiliate would be entitled to require any Borrower to pay greater amounts under Section 2.20(a) than if no such assignment had occurred, in which case such assignment shall be subject to the consent requirement of this clause (i)), Viacom and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) (x) except in the case of assignments to any Person that is a Lender prior to giving effect to such assignment, the amount of the aggregate Commitments and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or, if
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                                                                              78


applicable, the Dollar equivalent thereof), (y) the amount of the aggregate Commitments and/or Loans retained by any assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or, if applicable, the Dollar equivalent thereof), unless (in the case of clause (x) or
(y) above) the assigning Lender's Commitment and Loans (other than any Competitive Loans) are being reduced to $0 pursuant to such assignment, and (z) each assignment by each US-Canadian Lender of a Canadian Commitment shall be to an additional bank, financial institution or other entity that is engaged in the business of loaning money which has the established capability of providing C$ Loans, (iii) the assignor and assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to Section 9.4(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days (or, with respect to Canadian Loans or Canadian Commitments, five Business Days (Canada)) after the execution thereof (or any lesser period to which the Administrative Agent and Viacom may agree), (A) the assignee with respect to a Facility hereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender to such Facility under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.20 and 9.5 and subsection 3.7 of Annex II, as applicable, as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender or Issuing Lender assigning its rights and obligations under this Agreement may maintain any Competitive Loans or Letters of Credit made or issued by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans or Letters of Credit so maintained until such Loans or Letters of Credit have been repaid or terminated in accordance with this Agreement.

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim created by such assigning Lender, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other instrument or document furnished pursuant hereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of Viacom or any of its Subsidiaries or the performance or observance by Viacom or any of its Subsidiaries of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to
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                                                                              79


Sections 3.2 and 5.1 and such other documents and information as it has deemed appropriate to make it own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Agent or Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) The Administrative Agent, acting for this purpose as agent of each Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender under each Facility pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and each Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of Viacom and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Viacom.

            (f) Each Lender may without the consent of any Borrower or the
Agents sell participations to one or more banks, other financial institutions or other entities (provided, that any such other entity is a not a competitor of Viacom or any Affiliate of Viacom) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (ii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.15, 2.16 and 2.20 and subsection 3.7, as applicable, to the same extent as if they were Lenders under the Facility of the Lender which sold the participation to such participating bank (provided, that additional amounts payable to any Lender pursuant to Section 2.20 or subsection 3.7, as applicable, shall be determined as if such Lender had not sold any such participations) and (iv) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of each Borrower relating to the Loans and the Letters of Credit and to approve any amendment,
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                                                                              80


modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans or LC Disbursements, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or LC Disbursements or of LC Fees or Facility Fees or Acceptance Fees, increasing the amount of or extending the Commitments under the relevant Facility or releasing the guarantee contained in
Section 8.1 or 8.2 (except in accordance with Section 8.2(g)), in each case to the extent the relevant participant is directly affected thereby).

            (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.4, disclose to the assignee or participant or proposed assignee or participant any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; provided, that, prior to any such disclosure of information designated by such Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute a Confidentiality Agreement whereby such assignee or participant shall agree (subject to the exceptions set forth therein) to preserve the confidentiality of such confidential information. A copy of each such Confidentiality Agreement executed by an assignee shall be promptly furnished to Viacom. It is understood that confidential information relating to the Borrowers would not ordinarily be provided in connection with assignments or participations of Competitive Loans.

            (h) Notwithstanding the limitations set forth in paragraph (b) above, (i) any Lender may at any time assign or pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank and (ii) any Lender which is a "fund" may at any time assign or pledge all or any portion of its rights under this Agreement to secure such Lender's indebtedness, in each case without the prior written consent of any Borrower or the Administrative Agent; provided, that each such assignment shall be made in accordance with applicable law and no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate any such assignment, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a registered promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

            (i) Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the relevant Borrower, the option to provide to such Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a
Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute
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                                                                              81


against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may
(i) with notice to, but without the prior written consent of, the relevant Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by such Borrower and the Administrative Agent ) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of any SPC which has been identified as such by the Granting Bank to the Administrative Agent and the relevant Borrower and which then holds any Loan pursuant to this paragraph (i).

            (j) Neither Viacom nor any Subsidiary Borrower shall assign or delegate any of its rights or duties hereunder without the prior consent of all the Lenders; provided, Viacom may assign or delegate any of its rights or duties hereunder (excepting its rights and duties pursuant to Section 8.1) to any Subsidiary Borrower and any Subsidiary Borrower may assign or delegate any of its rights or duties hereunder to Viacom or (excepting Viacom International's rights and duties pursuant to 8.2) to any other Subsidiary Borrower, in each case without the prior consent of the Lenders unless such assignment would adversely affect the Lenders; provided, further, Viacom may and any Subsidiary Borrower may assign or delegate any of its rights and duties hereunder pursuant to a merger or consolidation permitted by Section 5.4(b) or (d) without the prior consent of the Lenders.

            SECTION 9.5. Expenses; Indemnity. (a) Viacom agrees to pay all reasonable legal and other out-of-pocket expenses incurred by JP Morgan, a division of Chase Securities Inc., in its capacity as a Joint Lead Arranger and in its capacity as the Sole Bookrunner, and by the Administrative Agent and their respective affiliates in connection with the preparation, negotiation, execution and delivery of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by any Agent, any Lender or any Issuing Lender in connection with the enforcement or protection of the rights of the Agents, the Lenders or the Issuing Lenders under this Agreement or in connection with the Loans made or the Letters of Credit issued hereunder, including, without limitation, the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett (as set forth the in the Letter Agreement, dated as of February 2, 2001, between Simpson Thacher & Bartlett and Viacom), counsel for JP Morgan, a division of Chase Securities Inc., in its capacity as a Joint Lead Arranger and in its capacity as the Sole Bookrunner, and the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for any Agent, Lender or Issuing Lender.

            (b) Viacom agrees to indemnify and hold harmless each Agent, each Lender, each Issuing Lender and each of their respective directors, officers, employees, affiliates and agents (each, an "Indemnified Person") against, and to reimburse each Indemnified Person, upon
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                                                                              82


its demand, for, any losses, claims, damages, liabilities or other expenses ("Losses"), to which such Indemnified Person becomes subject insofar as such Losses arise out of or in any way relate to or result from (i) the execution or delivery of this Agreement, any Letter of Credit or any agreement or instrument contemplated hereby (and any amendment hereto or thereto), the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (ii) the use (or proposed use) of the proceeds of the Loans or other extensions of credit hereunder, including, without limitation, Losses consisting of reasonable legal, settlement or other expenses incurred in connection with investigating, defending or participating in any legal proceeding relating to any of the foregoing (whether or not such Indemnified Person is a party thereto); provided, that the foregoing will not apply to any Losses to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person. No Indemnified Person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems (provided, that the foregoing will not apply to any Losses to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person).

            (c) The provisions of this Section 9.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of any Agent or Lender. All amounts under this Section 9.5 shall be payable on written demand therefor.

            SECTION 9.6. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent or Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement or the Administrative Agent Fee Letter held by such Agent or Lender which shall be due and payable. The rights of each Agent and each Lender under this Section 9.6 are in addition to other rights and remedies (including other rights of setoff) which such Agent or Lender may have.

            SECTION 9.7. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            SECTION 9.8. Waivers; Amendment. (a) No failure or delay of any Agent, any Issuing Lender or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or
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                                                                              83


partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower from any such provision shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated amount of any LC Disbursement, interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the prior written consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 9.8(b), or reduce the percentage specified in the definition of "Required Lenders", release the guarantee contained in Section 8.1 or 8.2 (except in accordance with Section 8.2(g)) or consent to the assignment or delegation by Viacom or any Subsidiary Borrower of any of its rights and obligations under this Agreement (except (A) by Viacom (excepting its rights and duties pursuant to Section 8.1) to any Subsidiary Borrower or (B) by any Subsidiary Borrower to Viacom or (excepting Viacom International's rights and duties pursuant to Section 8.2) to any other Subsidiary Borrower and as set forth in Section 9.4(j)), in each case without the prior written consent of all the Lenders, (iii) reduce the percentage specified in the definition of (A) "Required US-Canadian Lenders" without the prior written consent of all US-Canadian Lenders (it being understood that the consent of the Required Revolving Lenders shall not also be required) or (B) "Required Revolving Lenders" without the prior written consent of all Lenders (excluding US-Canadian Lenders) (it being understood that the consent of the Required US-Canadian Lenders shall not also be required); (iv) amend, modify or waive any provision of Annex II or any provision with respect to the US$-Canadian Loans, C$ Loans or Canadian Commitments without the prior written consent of the Required US-Canadian Lenders (it being understood that the consent of the Required Revolving Lenders or the Required Lenders shall not be required), (v) amend, modify or waive any provision with respect to the Revolving Credit Loans or Revolving Commitments without the prior written consent of the Required Revolving Lenders (it being understood that the consent of the Required US-Canadian Lenders or the Required Lenders shall not be required) or (vi) amend, modify or waive any provision of Article VII without the prior written consent of each Agent affected thereby; provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lenders or the Issuing Lenders hereunder in such capacity without the prior written consent of the Administrative Agent, each Swingline Lender directly affected thereby or each Issuing Lender directly affected thereby, as the case may be.

            SECTION 9.9. Entire Agreement. This Agreement (together with the Issuing Lender Agreements, the Subsidiary Borrower Designations and the Subsidiary Borrower Requests) constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            SECTION 9.10. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.10.

            SECTION 9.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 9.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.3.

            SECTION 9.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 9.14. Jurisdiction; Consent to Service of Process. (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Subsidiary Borrower designates and directs Viacom at its offices at 1515 Broadway, New York, New York 10036, as its agent to receive service of any and all process and documents on its behalf in any legal action or proceeding referred to in this Section 9.14 in the State of New York and agrees that service upon such agent shall constitute valid and effective service upon such Subsidiary Borrower and that failure of Viacom to give any notice of such service to any Subsidiary Borrower shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon. Nothing in this Agreement shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its Properties in the courts of any jurisdiction.

            (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.15. Confidentiality. (a) Each Lender agrees to keep confidential and not to disclose (and to cause its affiliates, officers, directors, employees, agents and representatives to keep confidential and not to disclose) and, at the request of Viacom (except as provided below or if such Lender is required to retain any Confidential Information (as defined below) pursuant to customary internal or banking practices, bank regulations or applicable law), promptly to return to Viacom or destroy the Confidential Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that such Lender shall be permitted to disclose Confidential Information (i) to such of its officers, directors, employees, agents, affiliates and representatives as need to know such Confidential Information in connection with such Lender's participation in this Agreement, each of whom shall be informed by such Lender of the confidential nature of the Confidential Information and shall agree to be bound by the terms of this
Section 9.15; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process or requested by any Governmental Authority or agency having jurisdiction over such Lender; provided, however, that, except in the case of disclosure to bank regulators or examiners in accordance with customary banking practices, if legally permitted written notice of each instance in which Confidential Information is required or requested to be disclosed shall be furnished to Viacom not less than 30 days prior to the expected date of such disclosure or, if 30 days' notice is not practicable under the circumstances, as promptly as practicable under the circumstances; (iii) to the extent such Confidential Information (A) is or becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to such Lender on a non-confidential basis from a source other than a party to this Agreement or any other party known to such Lender to be bound by an agreement containing a provision similar to this Section 9.15 or (C) was available to such Lender on a non-confidential basis prior to this disclosure to such Lender by a party to this Agreement or any other party known to such Lender to be bound by an agreement containing a provision similar to this Section 9.15; (iv) as permitted by Section 9.4(g); or (v) to the extent Viacom shall have consented to such disclosure in writing. As used in this Section 9.15, "Confidential Information" shall mean any materials, documents or information furnished by or on behalf of any Borrower in connection with this Agreement designated by or on behalf of such Borrower as confidential.

            (b) Each Lender (i) agrees that, except to the extent the conditions referred to in subclause (A), (B) or (C) of clause (iii) of paragraph (a) above have been met and as provided in paragraph (c) below, (A) it will use the Confidential Information only in connection with its participation in this Agreement and (B) it will not use the Confidential Information in connection with any other matter or in a manner prohibited by any law, including, without limitation, the securities laws of the United States and (ii) understands that breach of this Section 9.15 might seriously prejudice the interest of the Borrowers and that the Borrowers are entitled to equitable relief, including an injunction, in the event of such breach.

            (c) Notwithstanding anything to the contrary contained in this
Section 9.15, each Agent and each Lender shall be entitled to retain all Confidential Information for so long as it remains an Agent or a Lender to use solely for the purposes of servicing the credit and protecting its rights hereunder.

            SECTION 9.16. Waiver of Notice of Termination Period. By its execution of this Agreement, each Lender hereby waives any right to notice of termination, or any notice period with respect to the termination, of any Existing Credit Agreement that such Lender may have had under such Existing Credit Agreement.

  [Remainder of the page left blank intentionally; Signature page to follow.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    VIACOM INC.


                                    By: /s/ Robert G. Freedline
                                        ----------------------------------------
                                    Name: Robert G.Freedline
                                    Title: Vice President and Treasurer


                                    VIACOM INTERNATIONAL INC.


                                    By: /s/ Robert G. Freedline
                                        ----------------------------------------
                                    Name: Robert G.Freedline
                                    Title: Vice President and Treasurer


                                    THE CHASE MANHATTAN BANK, as
                                    Administrative Agent and as a Lender


                                    By: /s/ Thomas H. Kozlark
                                        ----------------------------------------
                                    Name: Thomas H. Kozlark
                                    Title: Vice President


                                    SALOMON SMITH BARNEY INC., as
                                    Syndication Agent and as a Lender


                                    By: /s/ Carolyn A. Kee
                                        ----------------------------------------
                                    Name: Carolyn A. Kee
                                    Title: Attorney-in-Fact


                                    FLEET NATIONAL BANK, as Co-Documentation
                                    Agents and as a Lender


                                    By:  /s/ Laura Neenan
                                        ----------------------------------------
                                    Name: Laura Neenan
                                    Title: Assistant Vice President


                                    BANK OF AMERICA, N.A., as Co-Documentation
                                    Agents and as a Lender


                                    By: /s/ Thomas J. Kane
                                        ----------------------------------------
                                    Name: Thomas J. Kane
                                    Title: Vice President

                                    THE CHASE MANHATTAN BANK, TORONTO BRANCH, as a Lender,


                                    By: /s/ Christine Chan
                                        ----------------------------------------
                                    Name: Christine Chan
                                    Title: Authorized Representative


                                    By: /s/ Sara Collins
                                        ----------------------------------------
                                    Name: Sara Collins
                                    Title: Authorized Representative


                                    CITIBANK, N.A., as a Lender,


                                    By: /s/ Elizabeth H. Minnella
                                        ----------------------------------------
                                    Name: Elizabeth H. Minnella
                                    Title: Vice President


                                    CITIBANK CANADA, as a Lender,


                                    By: /s/ Adam Shepherd
                                        ----------------------------------------
                                    Name: Adam Shepherd
                                    Title: Vice President


                                    BANK OF AMERICA CANADA, as a Lender,


                                    By: /s/ Donald R. Chung
                                        ----------------------------------------
                                    Name: Donald R. Chung
                                    Title: Vice President, Corporate Investment
                                           Banking


                                    THE SUMITOMO BANK, LIMITED, as a Lender,


                                    By: /s/ C. Michael Garrido
                                        ----------------------------------------
                                    Name: C. Michael Garrido
                                    Title: Senior Vice President


                                    THE BANK OF NEW YORK, as a Lender,


                                    By: /s/ John R. Ciulla
                                        ----------------------------------------
                                    Name: John R. Ciulla
                                    Title: Vice President

                                    THE BANK OF TOKYO-MITSUBISHI, LTD., NY
                                    BRANCH, as a Lender,


                                    By: /s/ J.J. Wallace, Jr.
                                        ----------------------------------------
                                    Name: J.J. Wallace, Jr.
                                    Title: Executive Vice President


                                    DEUTSCHE BANK A.G., NEW YORK BRANCH
                                    and/or CAYMAN ISLANDS BRANCH, as a Lender,


                                    By: /s/ William W. McGinty
                                        ----------------------------------------
                                    Name: William W. McGinty
                                    Title: Director


                                    By: /s/ Irene Egues
                                        ----------------------------------------
                                    Name: Irene Egues
                                    Title: Vice President


                                    DEUTSCHE BANK CANADA, as a Lender,


                                    By: /s/ Robert A. Johnson
                                        ----------------------------------------
                                    Name: Robert A. Johnson
                                    Title: Vice President


                                    By: /s/ Jens Lohmueller
                                        ----------------------------------------
                                    Name: Jens Lohmueller
                                    Title: Assistant Vice President


                                    THE DAI-ICHI KANGYO BANK, LTD. (dba
                                    Mizuho Financial Group), as a Lender,


                                    By: /s/ Marvin Mirel Lazar
                                        ----------------------------------------
                                    Name: Marvin Mirel Lazar
                                    Title: Vice President


                                    THE FUJI BANK, LIMITED, as a Lender,


                                    By: /s/ Nobuoki Koike
                                        ----------------------------------------
                                    Name: J.J. Wallace, Jr.
                                    Title: Vice President & Senior Team Leader

                                    THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                    (d.b.a. Mizuho Financial Group),
                                    as a Lender,


                                    By: /s/ William Kennedy
                                        ----------------------------------------
                                    Name: William Kennedy
                                    Title: Senior Vice President


                                    THE BANK OF NOVA SCOTIA, as a Lender,


                                    By: /s/ Vincent J. Fitzgerald, Jr.
                                        ----------------------------------------
                                    Name: Vincent J. Fitzgerald, Jr.
                                    Title: Authorized Signatory


                                    BARCLAYS BANK PLC, as a Lender,


                                    By: /s/ Daniele Iacovone
                                        ----------------------------------------
                                    Name: Daniele Iacovone
                                    Title: Director


                                    THE SANWA BANK, LIMITED, NEW YORK BRANCH, as a Lender,


                                    By: /s/ Jean-Michel Fatovic
                                        ----------------------------------------
                                    Name: Jean-Michel Fatovic
                                    Title: Vice President


                                    DRESDNER BANK AG, NEW YORK AND
                                    GRAND CAYMAN BRANCHES, as a Lender,


                                    By: /s/ Laura G. Fazio
                                        ----------------------------------------
                                    Name: Laura G. Fazio
                                    Title: First Vice President


                                    By: /s/ Brian Schneider
                                        ----------------------------------------
                                    Name: Brian Schneider
                                    Title: Assistant Vice President

                                    MELLON BANK, N.A., as a Lender,


                                    By: /s/ Raghunatha Reddy
                                        ----------------------------------------
                                    Name: Raghunatha Reddy
                                    Title: Lending Officer


                                    CREDIT SUISSE FIRST BOSTON, as a Lender,


                                    By: /s/ Kristin Lepri
                                        ----------------------------------------
                                    Name: Kristin Lepri
                                    Title: Associate


                                    By: /s/ Bill O'Daly
                                        ----------------------------------------
                                    Name: Bill O'Daly
                                    Title: Vice President


                                    CREDIT SUISSE FIRST BOSTON CANADA,
                                    as a Lender,


                                    By: /s/ W.M. McFarland
                                        ----------------------------------------
                                    Name: W.M. McFarland
                                    Title: Vice President


                                    By: /s/ Peter Chauvin
                                        ----------------------------------------
                                    Name: Peter Chauvin
                                    Title: Vice President


                                    BANK ONE, NA, as a Lender,


                                    By: /s/ Curtis R. Worthington
                                        ----------------------------------------
                                    Name: Curtis R. Worthington
                                    Title: Corporate Banking Officer


                                    BANK ONE CANADA (to be BANK ONE, NA,
                                    CANADA BRANCH as of 3/31/01 and thereafter), as a Lender,


                                    By: /s/ Kelly T. Cotton
                                        ----------------------------------------
                                    Name: Kelly T. Cotton
                                    Title: First Vice President

                                    THE ROYAL BANK OF SCOTLAND PLC, as a Lender,


                                    By: /s/ David Lucas
                                        ----------------------------------------
                                    Name: David Lucas
                                    Title: Senior Vice President


                                    WACHOVIA BANK, N.A., as a Lender,


                                    By: /s/ J. Timothy Toler
                                        ----------------------------------------
                                    Name: J. Timothy Toler
                                    Title: Senior Vice President


                                    WESTDEUTSCHE LANDESBANK
                                    GIROZENTRALE, NEW YORK BRANCH, as a Lender,


                                    By: /s/ Lucie L. Guernsey
                                        ----------------------------------------
                                    Name: Lucie L. Guernsey
                                    Title: Director


                                    By: /s/ Pascal Kabemba
                                        ----------------------------------------
                                    Name: Pascal Kabemba
                                    Title: Associate Director


                                    LLOYDS TSB BANK PLC, as a Lender,


                                    By: /s/ Windsor R. Davies
                                        ----------------------------------------
                                    Name: Windsor R. Davies
                                    Title: Director, Corporate Bank, USA


                                    By: /s/ David Rodway
                                        ----------------------------------------
                                    Name: David Rodway
                                    Title: Vice President


                                    THE NORINCHUKIN BANK, NEW YORK BRANCH,
                                    as a Lender,


                                    By: /s/ Yoshiro Niiro
                                        ----------------------------------------
                                    Name: Yoshiro Niiro
                                    Title: General Manager

                                    SUNTRUST BANK, as a Lender,


                                    By: /s/ W. David Wisdom
                                        ----------------------------------------
                                    Name: W. David Wisdom
                                    Title: Vice President


                                    ABN AMRO BANK NV, as a Lender,


                                    By: /s/ David Carrington
                                        ----------------------------------------
                                    Name: David Carrington
                                    Title: Group Vice President


                                    By: /s/ Thomas Cha
                                        ----------------------------------------
                                    Name: Thomas Cha
                                    Title: Corporate Banking Officer


                                    UBS AG, STAMFORD BRANCH, as a Lender,


                                    By: /s/ Dorothy L. McKinley
                                        ----------------------------------------
                                    Name: Dorothy L. McKinley
                                    Title: Director Banking Product Services, US


                                    By: /s/ Wilfred V. Saint
                                        ----------------------------------------
                                    Name: Wilfred V. Saint
                                    Title: Associate Director Banking Product
                                           Services, US


                                    MERRILL LYNCH BANK USA, as a Lender,


                                    By: /s/ Raymond J. Dardano
                                        ----------------------------------------
                                    Name: Raymond J. Dardano
                                    Title: Senior Credit Officer


                                    NATIONAL AUSTRALIA BANK LIMITED, A.C.N.
                                    004044937, as a Lender,


                                    By: /s/ Eduardo Salazar
                                        ----------------------------------------
                                    Name: Eduardo Salazar
                                    Title: Head of Media & Entertainment

                                    THE TOKAI BANK, LIMITED - NEW YORK
                                    BRANCH, as a Lender,


                                    By: /s/ Shinichi Nakatani
                                        ----------------------------------------
                                    Name: Shinichi Nakatani
                                    Title: Assistant General Manager